--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.


INDEX TO FINANCIAL STATEMENTS

Report of Independent Auditors ........................................................... F-2
Consolidated Balance Sheets as of December 31, 2002 and December 31, 2001 ................ F-3
Consolidated Statements of Operations for the years ended December 31, 2002, 2001 and
  2000 ................................................................................... F-4
Consolidated Statements of Stockholder's Equity for the period from December 31, 1999 to
 December 31, 2002 ....................................................................... F-5
Consolidated Statements of Cash Flows for the years ended December 31, 2002, 2001 and
  2000 ................................................................................... F-6
Notes to Consolidated Financial Statements ............................................... F-7
Report of Independent Auditors on Financial Statement Schedule ........................... F-44
Consolidated Valuation and Qualifying Accounts ........................................... F-45



--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
REPORT OF INDEPENDENT AUDITORS
To the Board of Directors and Stockholder of Alamosa (Delaware), Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholder's equity and cash flows present fairly, in all material respects, the financial position of Alamosa (Delaware), Inc. and its subsidiaries at December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 3 to the consolidated financial statements, the Company has changed its method of accounting for goodwill and other intangible assets as a result of adopting SFAS No. 142 as of January 1, 2002.


PricewaterhouseCoopers LLP

Dallas, Texas
February 21, 2003, except for Note 20, which is as of September 3, 2003 and
Note 21, which is as of December 29, 2003

--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except share amounts)

                                                                           DECEMBER 31,
                                                                   -----------------------------
                                                                        2002            2001
                                                                   -------------   -------------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents .....................................    $   60,525      $  104,672
 Short term investments ........................................            --           1,300
 Restricted cash ...............................................        34,725          51,687
 Customer accounts receivable, net .............................        27,926          38,717
 Receivable from Sprint ........................................        30,322          13,160
 Interest receivable ...........................................           973           2,393
 Inventory .....................................................         7,410           4,802
 Prepaid expenses and other assets .............................         7,239           4,749
 Deferred customer acquisition costs ...........................         7,312           5,181
 Deferred tax asset ............................................         5,988           8,112
                                                                    ----------      ----------
   Total current assets ........................................       182,420         234,773
 Property and equipment, net ...................................       458,946         455,695
 Debt issuance costs, net ......................................        33,351          36,654
 Restricted cash ...............................................            --          43,006
 Goodwill ......................................................            --         293,353
 Intangible assets, net ........................................       488,421         528,840
 Other noncurrent assets .......................................         7,802           6,087
                                                                    ----------      ----------
   TOTAL ASSETS ................................................    $1,170,940      $1,598,408
                                                                    ==========      ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
 Accounts payable ..............................................    $   27,203      $   44,012
 Accrued expenses ..............................................        34,903          29,291
 Payable to Sprint .............................................        24,649          16,133
 Interest payable ..............................................        22,242          22,123
 Deferred revenue ..............................................        18,901          15,479
 Current installments of capital leases ........................         1,064             596
                                                                    ----------      ----------
   Total current liabilities ...................................       128,962         127,634
                                                                    ----------      ----------
LONG TERM LIABILITIES
 Capital lease obligations .....................................         1,355           1,983
 Other noncurrent liabilities ..................................        10,641           7,496
 Deferred tax liability ........................................        27,694          98,940
 Senior secured debt ...........................................       200,000         187,162
 12 7/8% senior discount notes .................................       268,862         237,207
 12 1/2% senior notes ..........................................       250,000         250,000
 13 5/8% senior notes ..........................................       150,000         150,000
                                                                    ----------      ----------
   Total long term liabilities .................................       908,552         932,788
                                                                    ----------      ----------
   TOTAL LIABILITIES ...........................................     1,037,514       1,060,422
                                                                    ----------      ----------
COMMITMENTS AND CONTINGENCIES (SEE NOTE 17)
STOCKHOLDER'S EQUITY:
 Preferred stock, $.01 par value; 1,000 shares authorized; no
   shares issued ...............................................            --              --
 Common stock, $.01 par value; 9,000 shares authorized, 100
   and 100 shares issued and outstanding, respectively .........            --              --
 Additional paid-in capital ....................................       799,403         800,293
 Accumulated deficit ...........................................      (664,133)       (261,371)
 Unearned compensation .........................................          (294)             --
 Accumulated other comprehensive income, net of tax ............        (1,550)           (936)
                                                                    ----------      ----------
   Total stockholder's equity ..................................       133,426         537,986
                                                                    ----------      ----------
   TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY ..................    $1,170,940      $1,598,408
                                                                    ==========      ==========

               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands)

                                                                            YEAR ENDED DECEMBER 31,
                                                                  --------------------------------------------
                                                                       2002            2001           2000
                                                                  -------------   -------------   ------------
Revenues:
 Subscriber revenues ..........................................    $  391,927      $  231,145      $  56,154
 Roaming revenues .............................................       139,843          99,213         17,346
                                                                   ----------      ----------      ---------
 Service revenues .............................................       531,770         330,358         73,500
 Product sales ................................................        23,922          26,781          9,201
                                                                   ----------      ----------      ---------
   Total revenue ..............................................       555,692         357,139         82,701
                                                                   ----------      ----------      ---------
Costs and expenses:
 Cost of service and operation (excluding non-cash
   compensation of $4, $0 and $836 for 2002, 2001 and 2000,
   respectively) ..............................................       343,468         237,843         55,701
 Cost of products sold ........................................        50,974          53,911         20,524
 Selling and marketing (excluding non-cash of $4, $0 and $0 for
   2002, 2001 and 2000, respectively) .........................       119,059         110,052         45,407
 General and administrative expenses (excluding non-cash
   compensation of $21, ($916), and $4,815 for 2002, 2001 and
   2000, respectively) ........................................        14,656          13,853          9,538
 Depreciation and amortization ................................       105,121          94,722         12,530
 Terminated merger and acquisition costs ......................            --              --          2,247
 Impairment of goodwill .......................................       291,635              --             --
 Impairment of property and equipment .........................         1,194              --             --
 Non-cash compensation ........................................            29            (916)         5,651
                                                                   ----------      ----------      ---------
   Total costs and expenses ...................................       926,136         509,465        151,598
                                                                   ----------      ----------      ---------
   Loss from operations .......................................      (370,444)       (152,326)       (68,897)
 Loss on debt extinguishment ..................................            --          (5,472)            --
Interest and other income .....................................         3,459          11,664         14,483
Interest expense ..............................................      (102,863)        (81,730)       (25,775)
                                                                   ----------      ----------      ---------
 Loss before income tax benefit ...............................      (469,848)       (227,864)       (80,189)
Income tax benefit ............................................        67,086          80,441             --
                                                                   ----------      ----------      ---------
 Net loss .....................................................    $ (402,762)     $ (147,423)     $ (80,189)
                                                                   ==========      ==========      =========

               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

(Dollars in thousands, except share amounts)

FOR THE PERIOD FROM DECEMBER 31, 1999 TO DECEMBER 31, 2002

                                                                PREFERRED STOCK            COMMON STOCK
                                                             ---------------------- --------------------------
                                              COMPREHENSIVE
                                              INCOME (LOSS)    SHARES      AMOUNT        SHARES        AMOUNT
                                             --------------- ---------- ----------- ---------------- ---------
Balance December 31, 1999 ..................                       --    $      --      48,500,008    $   485
Net loss ...................................   $   (80,189)
                                               -----------
 Total comprehensive loss ..................   $   (80,189)
                                               ===========
Initial public offering ....................                                            12,321,100        123
Exercise of stock options ..................                                               538,748          5
Capital reorganization .....................                                           (61,359,756)      (613)
Amortization of unearned compensation ......
Unearned compensation ......................
                                                              -------    ---------     -----------    -------
Balance December 31, 2000 ..................                       --           --             100         --
Net loss ...................................   $  (147,423)
Net change in fair value of derivative
 instruments qualifying as cash flow
 hedges, net of tax benefit of $540 ........          (936)
                                               -----------
Total comprehensive loss ...................   $  (148,359)
                                               ===========
Capital infusion from Alamosa Holdings,
 Inc. ......................................
Amortization of unearned compensation ......
Unearned compensation ......................
                                                              -------    ---------     -----------    -------
Balance December 31, 2001 ..................                       --           --             100         --
Net loss ...................................   $  (402,762)
Net change in fair value of Derivative
 instruments qualifying as cash flow
 hedges, net of tax benefit of $376 ........          (614)
                                               -----------
  Total comprehensive loss .................   $  (403,376)
                                               ===========
Capital distribution to Alamosa
 Holdings, Inc. ............................
Unearned compensation ......................
Amortization of unearned compensation ......
                                                              -------    ---------     -----------    -------
Balance December 31, 2002 ..................                       --    $      --             100    $    --
                                                              =======    =========     ===========    =======
                                              ADDITIONAL                                ACCUMULATED OTHER
                                                PAID-IN    ACCUMULATED     UNEARNED       COMPREHENSIVE
                                                CAPITAL      DEFICIT     COMPENSATION        INCOME           TOTAL
                                             ------------ ------------- -------------- ------------------ -------------
Balance December 31, 1999 ..................   $ 50,825    $  (33,759)     $ (6,110)        $     --       $    11,441
Net loss ...................................                  (80,189)                                         (80,189)
 Total comprehensive loss ..................
Initial public  offering ...................    193,664                                                        193,787
Exercise of stock options ..................        703                                                            708
Capital reorganization .....................        613                                                             --
Amortization of unearned compensation ......                                  5,651                              5,651
Unearned compensation ......................        653                        (653)                                --
                                               --------    ----------      --------         --------       -----------
Balance December 31, 2000 ..................    246,458      (113,948)       (1,112)              --           131,398
Net loss ...................................                 (147,423)                                        (147,423)
Net change in fair value of derivative
 instruments qualifying as cash flow
 hedges, net of tax benefit of $540 ........                                                    (936)             (936)
Total comprehensive loss ...................
Capital infusion from Alamosa Holdings,
 Inc. ......................................    555,863                                                        555,863
Amortization of unearned compensation ......                                   (916)                              (916)
Unearned compensation ......................     (2,028)                      2,028                                 --
                                               --------    ----------      --------         --------       -----------
Balance December 31, 2001 ..................    800,293      (261,371)                          (936)          537,986
Net loss ...................................                 (402,762)                                        (402,762)
Net change in fair value of Derivative
 instruments qualifying as cash flow
 hedges, net of tax benefit of $376 ........                                                    (614)             (614)
  Total comprehensive loss .................
Capital distribution to Alamosa
 Holdings, Inc. ............................     (1,213)                                                        (1,213)
Unearned compensation ......................        323                        (323)                                --
Amortization of unearned compensation ......                                     29                                 29
                                               --------    ----------      --------         --------       -----------
Balance December 31, 2002 ..................   $799,403    $ (664,133)     $   (294)        $ (1,550)      $   133,426
                                               ========    ==========      ========         ========       ===========

               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS.

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

                                                                                           YEAR ENDED DECEMBER 31,
                                                                                 -------------------------------------------
                                                                                      2002           2001           2000
                                                                                 -------------- -------------- -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss .......................................................................   $ (402,762)    $ (147,423)   $  (80,189)
Adjustments to reconcile net loss to net cash used in operating activities:
 Non-cash compensation .........................................................           29           (916)        5,651
 Non-cash interest expense on derivative instruments ...........................          464            656            --
 Provision for bad debts .......................................................       40,285         17,490         1,107
 Depreciation and amortization of property and equipment .......................       64,702         45,963        12,530
 Amortization of goodwill and intangibles ......................................       40,419         48,759            --
 Amortization of financing costs included in interest expense ..................        4,259          3,274         1,664
 Amortization of discounted interest ...........................................          395            165            --
 Loss on debt extinguishment ...................................................           --          5,472            --
 Deferred tax benefit ..........................................................      (67,086)       (80,441)           --
 Interest accreted on discount notes ...........................................       31,655         27,927        23,052
 Impairment of property and equipment ..........................................        1,194             --            --
 Impairment of goodwill ........................................................      291,635             --            --
 Loss from asset disposition ...................................................           41            102            81
 (Increase) decrease in, net of effects from acquisitions:
  Receivables ..................................................................      (45,236)       (47,895)      (14,178)
  Inventory ....................................................................       (2,608)         1,275         3,024
  Prepaid expenses and other assets ............................................       (6,440)        (6,655)       (4,296)
 Increase in, net of effects from acquisitions:
  Accounts payable and accrued expenses ........................................       23,105         18,594        22,336
                                                                                   ----------     ----------    ----------
  NET CASH USED IN OPERATING ACTIVITIES ........................................      (25,949)      (113,653)      (29,218)
                                                                                   ----------     ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sale of assets ..................................................          451             --            --
 Purchases of property and equipment ...........................................      (89,476)      (143,731)     (136,904)
 Change in restricted cash .....................................................       59,968        (94,693)          518
 Repayment (issuance) of notes receivable ......................................           --         11,860       (46,865)
 Acquisition related costs .....................................................           58        (37,617)       (3,156)
 Net change in short term investments ..........................................        1,300            300        (1,600)
 Repayment (issuance) of note receivable from officer ..........................           --             --           100
 Purchase of minority interest in subsidiary ...................................           --             --          (255)
                                                                                   ----------     ----------    ----------
  NET CASH USED IN INVESTING ACTIVITIES ........................................      (27,699)      (263,881)     (188,162)
                                                                                   ----------     ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Equity offering proceeds ......................................................           --             --       208,589
 Equity offering costs .........................................................           --             --       (13,599)
 Proceeds from issuance of senior discount notes ...............................           --             --       187,096
 Proceeds from issuance of senior notes ........................................           --        384,046            --
 Capital contributions (distributions) .........................................       (1,213)         9,665            --
 Borrowings under senior secured debt ..........................................       12,838        253,000        57,758
 Repayments of borrowings under senior secured debt ............................           --       (289,421)      (76,239)
 Debt issuance costs ...........................................................       (1,351)       (16,503)      (10,763)
 Stock options exercised .......................................................           --             --           708
 Payments on capital leases ....................................................         (773)          (349)          (31)
 Interest rate cap premiums ....................................................           --             --           (27)
                                                                                   ----------     ----------    ----------
  NET CASH PROVIDED BY FINANCING ACTIVITIES ....................................        9,501        340,438       353,492
                                                                                   ----------     ----------    ----------
Net increase (decrease) in cash and cash equivalents ...........................      (44,147)       (37,096)      136,112
Cash and cash equivalents at beginning of period ...............................      104,672        141,768         5,656
                                                                                   ----------     ----------    ----------
Cash and cash equivalents at end of period .....................................   $   60,525     $  104,672    $  141,768
                                                                                   ==========     ==========    ==========
Supplemental disclosure -- cash paid for interest ..............................   $   70,890     $   27,804    $    1,731
                                                                                   ==========     ==========    ==========
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
 FINANCING ACTIVITIES:
 Capitalized lease obligations incurred ........................................   $      613     $    1,242    $      257
 Change in accounts payable for purchase of property and equipment .............      (20,450)         1,844        23,464
 Liabilities assumed in connection with debt issuance costs ....................           --         15,954            --
 Capital infusion from parent received in connection with acquisitions .........           --        546,175            --
 Obligations assumed in connection with acquisitions ...........................           --        253,686            --

               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS.

--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(Dollars in thousands, except as noted)


1. ORGANIZATION AND BUSINESS OPERATIONS

Alamosa (Delaware), Inc. is a wholly owned subsidiary of Alamosa PCS Holdings, Inc. and an indirect wholly owned subsidiary of Alamosa Holdings, Inc. ("Alamosa Holdings"). Alamosa Holdings was formed in July 2000. Alamosa Holdings is a holding company and through its subsidiaries provides wireless personal communications services, commonly referred to as PCS, in the Southwestern, Northwestern and Midwestern United States. Alamosa (Delaware), Inc. ("Alamosa (Delaware)"), was formed in October 1999 under the name "Alamosa PCS Holdings, Inc." to operate as a holding company in anticipation of its initial public offering. On February 3, 2000, Alamosa (Delaware) completed its initial public offering. Immediately prior to the initial public offering, shares of Alamosa (Delaware) were exchanged for Alamosa PCS LLC's ("Alamosa LLC") membership interests, and Alamosa LLC became wholly owned by Alamosa (Delaware). These financial statements are presented as if the reorganization had occurred as of the beginning of the periods presented. Alamosa (Delaware) and its subsidiaries are collectively referred to in these financial statements as the "Company."

On December 14, 2000, Alamosa (Delaware) formed a new holding company pursuant to Section 251(g) of the Delaware General Corporation Law. In that transaction, each share of Alamosa (Delaware) was converted into one share of the new holding company, and the former public company, which was renamed "Alamosa (Delaware), Inc." became a wholly owned subsidiary of the new holding company, which was renamed "Alamosa PCS Holdings, Inc."

On February 14, 2001, Alamosa Holdings became the new public holding company of Alamosa PCS Holdings, Inc. ("Alamosa PCS Holdings") and its subsidiaries pursuant to a reorganization transaction in which a wholly owned subsidiary of Alamosa Holdings was merged with and into Alamosa PCS Holdings. As a result of this reorganization, Alamosa PCS Holdings became a wholly owned subsidiary of Alamosa Holdings, and each share of Alamosa PCS Holdings common stock was converted into one share of Alamosa Holdings common stock. Alamosa Holdings' common stock is quoted on The New York Stock Exchange under the symbol "APS." Alamosa (Delaware) remains the issuer of the Company's public debt.


2. LIQUIDITY AND CAPITAL RESOURCES

Since inception, the Company has financed its operations through capital contributions from owners, through debt financing and through proceeds generated from public offerings of common stock. The Company has incurred substantial net losses and negative cash flow from operations since inception. Expenses are expected to exceed revenues until the Company establishes a sufficient subscriber base. Management expects operating losses to continue for the foreseeable future. However, management expects operating losses to decrease in the future as the Company obtains more subscribers.

As of December 31, 2002, the Company had $60,525 in cash and cash equivalents plus an additional $34,725 in restricted cash held in escrow for debt service requirements. The Company also had $25,000 remaining on the revolving portion of the Senior Secured Credit Facility subject to the restrictions discussed below.

On September 26, 2002 the Company entered into the sixth amendment to the amended and restated credit agreement relative to the Senior Secured Credit Facility which among other things, extended Stage I covenants for an additional quarter and modified certain financial and statistical covenants as discussed in Note 9. As a result of the amendment, the Company is required to maintain a minimum cash balance of $10,000. In addition to the covenant modifications, the overall interest rate was increased by 25 basis points such that the interest margin as a result of the amendment is 4.25% for LIBOR borrowings and 3.25% for base rate borrowings. In connection with a scheduled interest rate reset on September 30, 2002, the interest margin was reset to 4.00% for LIBOR borrowings and 3.00% for base rate borrowings.

The September 26, 2002 amendment also placed restrictions on the ability to draw on the $25,000 revolving portion of the Senior Secured Credit Facility. The first $10,000 can be drawn if cash balances fall below $15,000 and the Company substantiates through tangible evidence the need for such advances. The remaining $15,000 is available only at such time as the leverage ratio is less than or equal to 5.5 to 1. As of December 31, 2002, the Company's leverage ratio was 24.9 to 1.


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Although management does not currently anticipate the need to raise additional capital in the upcoming year, the Company's funding status is dependent on a number of factors influencing projections of operating cash flows including those related to subscriber growth, average revenue per user ("ARPU"), churn and cost per gross addition ("CPGA"). Should actual results differ significantly from these assumptions, the Company's liquidity position could be adversely affected and the Company could be in a position that would require it to raise additional capital which may or may not be available on terms acceptable to the Company, if at all, and could have a material adverse effect on the Company's ability to achieve its intended business objectives.


3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions are eliminated.

CASH AND CASH EQUIVALENTS -- Cash and cash equivalents include cash, money market funds, and commercial paper with minimal interest rate risk and original maturities of three months or less at the date of acquisition.

The carrying amount approximates fair value.

SHORT-TERM INVESTMENTS -- The Company invests in highly liquid debt instruments with strong credit ratings. Commercial paper investments with a maturity greater than three months, but less than one year, at the time of purchase are considered to be short-term investments. The carrying amount of the investments approximates fair value due to their short maturity. The Company maintains cash and cash equivalents and short-term investments with certain financial institutions. The Company performs periodic evaluations of the relative credit standing of those financial institutions that are considered in the Company's investment strategy.

INVENTORY -- Inventory consists of handsets and related accessories. Inventories purchased for resale are carried at the lower of cost or market using the first-in first-out method. Market is determined using replacement cost which is consistent with industry practices. The Company also performs an analysis to identify obsolete or excess handset inventory for models that are no longer manufactured or are technologically obsolete and records a reserve, as appropriate.

RESTRICTED CASH -- Restricted cash of $34,725 at December 31, 2002 is held in escrow to secure payment on certain of the Company's debt obligations. The entire amount is expected to be liquidated during 2003 and is classified as a current asset in the accompanying consolidated balance sheets.

PROPERTY AND EQUIPMENT -- Property and equipment are reported at cost less accumulated depreciation. Costs incurred to design and construct the wireless network in a market are classified as construction in progress. When the wireless network for a particular market is completed and placed into service, the related costs begin to be depreciated. Repair and maintenance costs are charged to expense as incurred; significant renewals and betterments are capitalized. When depreciable assets are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the respective accounts, and any gains or losses on disposition are recognized in income. Property and equipment are depreciated using the straight-line method based on estimated useful lives of the assets.

Asset lives are as follows:

  Buildings ................................     10 years
  Network equipment ........................   5-10 years
  Vehicles .................................      5 years
  Furniture and office equipment ...........   7-10 years

Leasehold improvements are depreciated over the shorter of the remaining term of the lease or the estimated useful life of the improvement.

Interest is capitalized in connection with the construction of the wireless network. The capitalized interest is recorded as part of the asset to which it relates and will be amortized over the asset's estimated useful life.


--------------------------------------------------------------------------------
F-8

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

During 2002, approximately $265 in interest costs were capitalized. During 2001, approximately $1,752 in interest costs were capitalized. No interest costs were capitalized during 2000. The remaining unamortized balance of capitalized interest was approximately $2,077 as of December 31, 2002.

Microwave relocation includes costs and the related obligation incurred to relocate incumbent microwave frequencies in the Company's service area. Microwave relocation costs are amortized on a straight-line basis over 20 years beginning upon commencement of services in respective markets. The amortization of microwave relocation costs was approximately $287, $231 and $189 for the years ended December 31, 2002, 2001 and 2000, respectively.

SOFTWARE COSTS -- In accordance with Statement of Position ("SOP") 98-1, "Accounting for Costs of Computer Software Developed or Obtained for Internal Use," certain costs related to the development or purchase of internal-use software are capitalized and amortized over the estimated useful life of the software. During fiscal 2002, 2001 and 2000, the Company capitalized approximately $838, $1,228, and $1,626, respectively, in software costs under SOP 98-1, which are being amortized over a five-year life. The Company amortized computer software costs of approximately $720, $533, and $225 during 2002, 2001 and 2000, respectively.

ADVERTISING COSTS -- Advertising costs are expensed as incurred. Advertising expenses totaled approximately $26,574, $25,857 and $14,118 during 2002, 2001 and 2000, respectively.

INCOME TAXES -- The Company presents income taxes pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 uses an asset and liability approach to account for income taxes, wherein deferred taxes are provided for book and tax basis differences for assets and liabilities. In the event differences between the financial reporting basis and the tax basis of the Company's assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such assets is required. A valuation allowance is provided for a portion or all of the deferred tax assets when there is sufficient uncertainty regarding the Company's ability to recognize the benefits of the assets in future years. See Note 11.

REVENUE RECOGNITION -- The Company recognizes revenue as services are performed. Sprint handles the Company's billings and collections and retains 8% of collected service revenues from the Company's subscribers and from non-Sprint wireless subscribers who roam onto the Company's portion of the PCS network of Sprint. The amount retained by Sprint is recorded in Cost of Service and Operations. Revenues generated from the sale of handsets and accessories and from roaming services provided to Sprint wireless customers who are not based in the Company's territories are not subject to the 8% charge.

The Company defers customer activation fee revenue and an equal amount of customer acquisition related expenses. These deferred amounts are amortized over a three or one-year period depending on the credit class of the respective customer, which approximates the average life of that customer. Prior to October 1, 2000, the Company was not charging activation fees to its customers. For the year ended December 31, 2000, the Company deferred approximately $1,180 of activation fee revenue and acquisition related expenses and amortized approximately $77. For the year ended December 31, 2001, the Company deferred approximately $11,544 of activation fee revenue and acquisition related expenses and amortized approximately $2,315. For the year ended December 31, 2002, the Company deferred approximately $11,846 of activation fee revenue and acquisition related expenses and amortized approximately $7,920. At December 31, 2002, approximately $7,023 of the remaining deferral was classified as long-term.

Sprint and other PCS Affiliates of Sprint pay the Company a roaming fee for each minute that a Sprint wireless subscriber based outside of the Company's territories roams on the Company's portion of the PCS network of Sprint. Revenue from these services is recognized as the services are performed. Similarly, the Company pays roaming fees to Sprint and other PCS Affiliates of Sprint, when the Company's wireless subscribers roam on the PCS network of Sprint outside of the Company's territories. These costs are recorded as a cost of service when incurred.

Product revenues, consisting of proceeds from sales of handsets and accessories, are recorded net of an allowance for sales returns. The allowance is estimated based on Sprint's handset return policy that allows customers to return handsets for a full refund within 14 days of purchase. When handsets are returned to


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

the Company, the Company may be able to reissue the handsets to customers at little additional cost. However, when handsets are returned to Sprint for refurbishing, the Company will receive a credit from Sprint, which will be less than the amount the Company originally paid for the handset. The cost of products sold includes the total cost of accessories and handsets sold through the Company's retail stores (including sales to local indirect retailers). The cost of handsets exceeds the retail sales price because the Company subsidizes the price of handsets for competitive reasons. For handsets sold through national indirect retailers (such as Radio Shack, Circuit City, Best Buy, etc.) and other channels controlled by Sprint, the Company reimburses Sprint for the subsidy incurred on such handsets activated within the Company's territory and this cost is reflected in selling and marketing expenses.

GOODWILL AND INTANGIBLE ASSETS -- Goodwill and other intangible assets were recorded in connection with the acquisitions discussed in Note 4. Identifiable intangibles consist of the Sprint agreements and the respective subscriber bases in place at the time of acquisition. The intangible assets related to the Sprint agreements are being amortized over the remaining original term of the underlying Sprint agreements or approximately 17.6 years. The subscriber base intangible asset is being amortized over the estimated life of the acquired subscribers or approximately 3 years.

The Company adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002. SFAS No. 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their initial recognition. The provisions of SFAS No. 142 (i) prohibit the amortization of goodwill and indefinite-lived intangible assets, (ii) require that goodwill and indefinite-lived intangible assets be tested annually for impairment (and in interim periods if certain events occur indicating that the carrying value of goodwill and indefinite-lived intangible assets may be impaired), (iii) require that reporting units be identified for the purpose of assessing potential future impairments of goodwill and (iv) remove the forty-year limitation on the amortization period of intangible assets that have finite lives. As of December 31, 2001, the Company had recorded $15.9 million in accumulated amortization of goodwill. Upon the adoption of SFAS No. 142 the amortization of goodwill was discontinued. As discussed in Note 7, in connection with the first annual impairment testing of goodwill as of July 31, 2002 the Company recorded an impairment charge of $291,635 and goodwill has no carrying value at December 31, 2002.

IMPAIRMENT OF LONG-LIVED ASSETS -- If facts or circumstances indicate the possibility of impairment of long-lived assets, including intangibles, the Company will prepare a projection of future operating cash flows, undiscounted and without interest. If based on this projection, the Company does not expect to recover its carrying cost, an impairment loss equal to the difference between the fair value of the asset and its carrying value will be recognized in operating income.

STOCK BASED COMPENSATION -- The Company has elected to follow Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its employee stock options. The Company has implemented the disclosure-only provisions of SFAS No. 123, "Accounting for Stock Based Compensation." See Note 15.

For fixed stock options granted under these plans, the exercise price of the option equals or exceeds the market value of Alamosa Holdings common stock on the date of grant. Accordingly, the Company does not record compensation expense for any of the fixed stock options granted. For performance-based options, compensation expense was recognized over the expected vesting period of the options and was adjusted for changes in the number of options expected to vest and the market value of Alamosa Holdings common stock. Compensation expense (credit) for the performance-based options amounted to $0 in 2002, $(916) in 2001 and $5,651 in 2000.

--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following table illustrates the effects on net loss had the Company applied the fair value recognition provisions of SFAS No. 123 to its stock-based employee compensation plans:

                                                               YEAR ENDED DECEMBER 31,
                                                   -----------------------------------------------
                                                        2002             2001             2000
                                                   --------------   --------------   -------------
Net loss -- as reported ........................     $ (402,762)      $ (147,423)      $ (80,189)
 Less stock-based employee compensation expense
   determined under fair value method for all
   awards, net of related tax effects ..........         (5,832)          (6,555)         (6,588)
                                                     ----------       ----------       ---------
Net loss -- pro forma ..........................     $ (408,594)      $ (153,978)      $ (86,777)
                                                     ==========       ==========       =========

The pro forma amounts presented above may not be representative of the future effects on reported net loss, since the pro forma compensation expense is allocated over the periods in which options become exercisable, and new option awards may be granted each year.

USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the date of the financial statements and the reported amounts of expenses during the period. The most significant of such estimates include:

o  Allowance for uncollectible accounts;

o Estimated customer life in terms of amortization of deferred revenue and direct costs of acquisition;

o Likelihood of realizing benefits associated with temporary differences giving rise to deferred tax assets; and

o  Impairment of long-lived assets.

Actual results could differ from those estimates.

CONCENTRATION OF RISK -- The Company maintains cash and cash equivalents in accounts with financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. The Company monitors the financial stability of these institutions regularly and management does not believe there is significant credit risk associated with deposits in excess of federally insured amounts.

The Company relies on Sprint to provide certain back-office functions such as billing and customer care, activation of new subscribers, handset logistics and technology development. Should Sprint be unable to provide these services, the Company could be negatively impacted. See Note 12.

DERIVATIVE FINANCIAL INSTRUMENTS -- The Company enters into derivative financial instruments for the purpose of hedging specific exposures as part of its risk management program and holds all derivatives for purposes other than trading. To date, the Company's use of such instruments has been limited to interest rate swaps and collars. The Company currently uses hedge accounting as prescribed in SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" with respect to its interest rate swaps. As such, the fair values of these arrangements are recorded in the consolidated balance sheet with changes in fair value being reported as a component of other comprehensive income.

The interest rate collar arrangement does not qualify for hedge accounting under SFAS No. 133 and as such, the fair value of the respective asset and liability is recorded in the consolidated balance sheet with any change during the period being reflected in the consolidated statement of operations.

RECLASSIFICATION -- Certain reclassifications have been made to prior year amounts to conform to the current year presentation. These reclassifications had no effect on the results of operations or stockholder's equity as previously reported.

EFFECTS OF RECENT ACCOUNTING PRONOUNCEMENTS -- In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the fair value of a liability for an asset retirement obligation to be recognized in the period that it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

the carrying amount of the long-lived asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. For the Company's leased telecommunication and operating facilities, primarily consisting of cell sites, office and retail locations, the Company has evaluated the impact of the adoption of SFAS No. 143 as of Jnuary 1, 2003 and determined that the impact to the Company will not be material.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002," which rescinded or amended various existing standards. One change addressed by this standard pertains to treatment of extinguishments of debt as an extraordinary item. SFAS No. 145 rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt" and states that an extinguishment of debt cannot be classified as an extraordinary item unless it meets the unusual or infrequent criteria outlined in Accounting Principles Board Opinion No. 30 "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions." The provisions of this statement are effective for fiscal years beginning after May 15, 2002 and extinguishments of debt that were previously classified as an extraordinary item in prior periods that do not meet the criteria in Opinion 30 for classification as an extraordinary item shall be reclassified. The adoption of SFAS No. 145 in the quarter ending March 31, 2003 has resulted in a reclassification of the extinguishment of debt that the Company previously reported as an extraordinary item in 2001.

In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities," which requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan. The provisions of this statement are effective for exit or disposal activities initiated after December 31, 2002 and are not expected to have a material impact on the Company's results of operations, financial position or cash flows.

In December 2002, the FASB issued SFAS No. 148 "Accounting for Stock-Based Compensation-Transition and Disclosure," which is an amendment of SFAS No. 123 "Accounting for Stock-Based Compensation." This statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of this statement are effective for fiscal years ending after and interim periods beginning after December 15, 2002. As the Company continues to account for stock-based employee compensation using the intrinsic value method under APB Opinion No. 25, the Company, as required, has only adopted the revised disclosure requirements of SFAS No. 148 as of December 31, 2002. (See Stock-Based Compensation section of this note.)


The Emerging Issues Task Force ("EITF") of the FASB issued EITF Abstract No. 00-21 "Accounting for Revenue Arrangements with Multiple Deliverables" in January, 2003. This Abstract addresses certain aspects of the accounting by a vendor for arrangements under which it will perform multiple revenue-generating activities. Specifically, it addresses how consideration should be measured and allocated to the separate units of accounting in the arrangement. The guidance in this Abstract is effective for revenue arrangements entered into in fiscal periods beginning after June 15, 2003 and the Company is in the process of evaluating the impact of this Abstract.


In November 2002, the FASB issued FASB Interpretation No. 45 ("FIN 45"), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires that upon issuance of a guarantee, a guarantor must recognize a liability for the fair value of an obligation assumed under a guarantee. FIN 45 also requires additional disclosures by a guarantor in its interim and annual financial statements about the obligations associated with guarantees issued. The recognition provisions of FIN 45 are effective for guarantees issued after December 31, 2002, while the disclosure requirements were effective for financial statements for periods ending after December 15, 2002. At December 31, 2002, the Company had not entered into any material arrangement that would be subject to the disclosure requirements of FIN 45. The Company does not believe that the adoption of FIN 45 will have a material impact on its consolidated financial statements.

--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

On January 17, 2003, the FASB issued FASB Interpretation No. 46 ("FIN 46" or the "Interpretation"), "Consolidation of Variable Interest Entities, an interpretation of ARB 51." The primary objectives of FIN 46 are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights ("variable interest entities" or "VIEs") and how to determine when and which business enterprise should consolidate the VIE (the "primary beneficiary"). This new model for consolidation applies to an entity which either (1) the equity investors (if any) do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. For public entities with VIEs created before February 1, 2003, the implementation and disclosure requirements of FIN 46 are effective no later than the beginning of the first interim or annual reporting period beginning after June 15, 2003. For VIEs created after January 31, 2003, the requirements are effective immediately. The Company does not believe that the adoption of FIN 46 will have a material impact on its consolidated financial statements.


4. MERGERS AND ACQUISITIONS

The Company completed the acquisitions of three PCS affiliates of Sprint during the first quarter of 2001. On February 14, 2001, the Company completed its acquisitions of Roberts Wireless Communications, L.L.C. ("Roberts") and Washington Oregon Wireless, LLC ("WOW"). On March 30, 2001, the Company completed its acquisition of Southwest PCS Holdings, Inc. ("Southwest"). Each of these transactions was accounted for under the purchase method of accounting and the results of the acquired companies are included in these consolidated financial statements from the date of acquisition.


The merger consideration in the Roberts acquisition consisted of 13.5 million shares of Alamosa Holdings common stock and approximately $4.0 million in cash. The Company also assumed the net debt of Roberts in the transaction, which amounted to approximately $57 million as of February 14, 2001.

The merger consideration in the WOW acquisition consisted of 6.05 million shares of Alamosa Holdings common stock and approximately $12.5 million in cash. The Company also assumed the net debt of WOW in the transaction, which amounted to approximately $31 million as of February 14, 2001.

The merger consideration in the Southwest acquisition consisted of 11.1 million shares of Alamosa Holdings common stock and approximately $5.0 million in cash. The Company also assumed the net debt of Southwest in the transaction, which amounted to approximately $81 million as of March 30, 2001.

The Company obtained independent valuations of Roberts, WOW and Southwest to allocate the purchase price. The results of the allocations are as follows:

                                                               ROBERTS          WOW         SOUTHWEST         TOTAL
                                                            -------------   -----------   -------------   -------------
Consideration:
Alamosa Holdings common stock issued ....................    $  291,060      $ 130,438     $  123,543      $  545,041
Alamosa Holdings stock options granted ..................         1,134             --             --           1,134
Cash (including merger related costs) ...................         8,940         15,962         12,715          37,617
                                                             ----------      ---------     ----------      ----------
 Total ..................................................       301,134        146,400        136,258         583,792
                                                             ----------      ---------     ----------      ----------
Allocated to:
Current assets ..........................................         4,545          1,969          5,923          12,437
Property, plant and equipment ...........................        53,506         35,732         36,722         125,960
Intangible assets (other than goodwill) .................       258,300        116,400        187,000         561,700
Liabilities acquired (including deferred taxes) .........      (185,452)       (85,433)      (152,955)       (423,840)
                                                             ----------      ---------     ----------      ----------
 Goodwill ...............................................    $  170,235      $  77,732     $   59,568      $  307,535
                                                             ==========      =========     ==========      ==========


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2001 and 2000 set forth below, present the results of operations as if the acquisitions had occurred at the beginning of each period and are not necessarily indicative of future results or actual results that would have been achieved had these acquisitions occurred as of the beginning of the period.

                                                 FOR THE YEAR ENDED
                                                    DECEMBER 31,
                                           -------------------------------
                                                2001             2000
                                           --------------   --------------
                                                     (UNAUDITED)
Total revenues .........................     $  376,061       $  131,203
                                             ==========       ==========
Loss before income tax benefit .........     $ (251,600)      $ (204,742)
Income tax benefit .....................         88,258           71,660
                                             ----------       ----------
Net loss ...............................     $ (163,342)      $ (133,082)
                                             ==========       ==========

5. ACCOUNTS RECEIVABLE

CUSTOMER ACCOUNTS RECEIVABLE -- Customer accounts receivable represent amounts owed to the Company by subscribers for PCS service. The amounts presented in the consolidated balance sheets are net of an allowance for uncollectible accounts of $8.5 million and $5.9 million at December 31, 2002 and 2001, respectively.

RECEIVABLE FROM SPRINT -- Receivable from Sprint in the accompanying consolidated balance sheets consists of the following:

                                                                      DECEMBER 31,
                                                                 -----------------------
                                                                     2002         2001
                                                                 -----------   ---------
Net roaming receivable .......................................     $ 3,554     $ 1,731
Access and interconnect revenue receivable (payable) .........        (188)      3,252
Accrued service revenue ......................................       3,345       4,154
Customer payments due from Sprint ............................      21,136       4,023
Other amounts due from Sprint ................................       2,475          --
                                                                   -------     -------
                                                                   $30,322     $13,160
                                                                   =======     =======

Net roaming receivable includes net travel revenue due from Sprint relative to PCS subscribers based outside of the Company's licensed territory who utilize the Company's portion of the PCS network of Sprint. The travel revenue receivable is net of amounts owed to Sprint relative to the Company's subscribers who utilize the PCS network of Sprint outside of the Company's licensed territory. In addition, net roaming receivable also includes amounts due from Sprint which have been collected from other PCS providers for their customers' usage of the Company's portion of the PCS network of Sprint.

Access and interconnect revenue receivable represents net amounts due from Sprint for calls originated by a local exchange carrier ("LEC") or an interexchange carrier ("IXC") that terminate on the Company's network. Under the Company's affiliation agreements with Sprint, Sprint collects this revenue from other carriers and remits 92% of those collections to the Company. The $188 amount owed to Sprint at December 31, 2002 is the result of rate adjustments on previously collected amounts.

On July 3, 2002, the Federal Communications Commission issued a ruling on a dispute between AT&T, as an IXC, and Sprint. This ruling addressed wireless carrier's ability to charge terminating access fees to the IXC for calls terminated on a wireless network indicating that such fees could be assessed; however the IXC would only be obligated to pay such fees if a contract was in place providing for the payment of access charges. As a result of this ruling, Sprint has requested that the Company refund approximately $5.6 million in amounts that had been previously paid to the Company by Sprint relative to terminating access fees. Although the Company has contested the refund of these amounts, a liability has been recorded in the consolidated financial statements as of December 31, 2002.

--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Accrued service revenue receivable represents the Company's estimate of airtime usage charges that have been earned but not billed at the end of the period.

Customer payments due from Sprint relate to amounts that have been collected by Sprint at the end of the period which were not remitted to the Company until the subsequent period. Customer payments are processed daily by Sprint and the Company receives its share of such collections on a weekly basis under the terms of the affiliation agreements.

Included in the December 31, 2002 balance of customer payments due from Sprint is $12,209 in amounts that were received by the Company subsequent to year end related to payments that Sprint had collected from customers from April 2000 to December 2002 that had not been passed on to the Company due to the methodology that had been previously used by Sprint to allocate cash received from customers.

Other amounts due from Sprint at December 31, 2002 related to a refund of fees paid to Sprint during 2002 for services such as billing and customer care. These fees are determined at the beginning of each year based on estimated costs and are adjusted based on actual costs incurred by Sprint in providing the respective services.


6. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                   DECEMBER 31,
                                           ----------------------------
                                                2002           2001
                                           -------------   ------------
Land and buildings .....................    $   12,086      $  11,492
Network equipment ......................       535,672        463,440
Vehicles ...............................         1,756          1,787
Furniture and office equipment .........        18,062         16,826
                                            ----------      ---------
                                               567,576        493,545
Accumulated depreciation ...............      (122,060)       (60,414)
                                            ----------      ---------
   Subtotal ............................       445,516        433,131
                                            ----------      ---------
Microwave relocation costs .............         5,773          5,639
Accumulated amortization ...............          (792)          (504)
                                            ----------      ---------
   Subtotal ............................         4,981          5,135
                                            ----------      ---------
Construction in progress:
 Network equipment .....................         7,673         16,126
 Leasehold improvements ................           776          1,303
                                            ----------      ---------
   Subtotal ............................         8,449         17,429
                                            ----------      ---------
   Total ...............................    $  458,946      $ 455,695
                                            ==========      =========

During the year ended December 31, 2002 the Company recorded $1,194 in impairments of property and equipment related to the abandonment of a switching facility. The impairment charge represents the net book value of leasehold improvements at the physical location of the leased facility.


7. GOODWILL AND INTANGIBLE ASSETS

In connection with the acquisitions completed during 2001 discussed in Note 4, the Company allocated portions of the respective purchase prices to identifiable intangible assets consisting of (i) the value of the Sprint agreements in place at the acquired companies and (ii) the value of the subscriber base in place at the acquired companies. In addition to the identifiable intangibles, goodwill was recorded in the amount by which the purchase price exceeded the fair value of the net assets acquired including identified intangibles.

--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The value assigned to the Sprint agreements is being amortized using the straight-line method over the remaining original terms of the agreements that were in place at the time of acquisition or approximately 17.6 years. The value assigned to the subscriber bases acquired is being amortized using the straight-line method over the estimated life of the acquired subscribers or approximately 3 years.

The Company adopted the provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," on January 1, 2002. SFAS No. 142 primarily addresses the accounting for goodwill and intangible assets subsequent to their initial recognition. The provisions of SFAS No. 142 (i) prohibit the amortization of goodwill and indefinite-lived intangible assets, (ii) require that goodwill and indefinite-lived intangible assets be tested annually for impairment (and in interim periods if certain events occur indicating that the carrying value may be impaired), (iii) require that reporting units be identified for the purpose of assessing potential future impairments of goodwill and (iv) remove the forty year limitation on the amortization period of intangible assets that have finite lives. As of December 31, 2001, the Company had recorded $15.9 million in accumulated amortization of goodwill. Upon the adoption of SFAS No. 142 the amortization of goodwill was discontinued. A purchase price allocation adjustment of $1,718 was recorded in the first quarter of 2002 which reduced goodwill by that amount.

SFAS No. 142 requires that goodwill and indefinite-lived intangible assets be tested annually for impairment using a two-step process. The first step is to identify a potential impairment by comparing the fair value of reporting units to their carrying value and, upon adoption, must be measured as of the beginning of the fiscal year. As of January 1, 2002, the results of the first step indicated no potential impairment of the Company's goodwill. The Company will perform this assessment annually and the first such assessment was done as of July 31, 2002.

The annual assessment as of July 31, 2002 was performed with the assistance of a nationally recognized appraisal firm. In performing the evaluation, the appraisal firm used information from various sources including, but not limited to, current stock price, transactions involving similar companies, the business plan prepared by management and current and past operating results of the Company. The appraisal firm used a combination of the guideline transaction approach, the discounted cash flow approach and the public price approach to determine the fair value of the Company which had been determined to be the single reporting unit. The guideline transaction approach used a sample of recent wireless service provider transactions to determine an average price per POP and price per customer. The discounted cash flow approach used the projected discounted future cash flows and residual values of the Company to determine the indicated value of invested capital. The public price approach was based on the market price for the Company's publicly traded equity securities along with an estimated premium for control. This was combined with the carrying value of the Company's debt securities to arrive at the indicated value of invested capital. The results of this valuation indicated that the fair value of the reporting unit was less than the carrying amount.

Based on the indicated impairment resulting from this valuation, the Company proceeded to the second step of the annual impairment testing which involves allocating the fair value of the reporting unit to its identifiable assets and liabilities as if the reporting unit had been acquired in a business combination where the purchase price is considered to be the fair value of the reporting unit. Any unallocated purchase price is considered to be the implied fair value of goodwill. The second step of this impairment test indicated that goodwill had no value and an impairment charge of $291,635 was recorded in the third quarter of 2002. This impairment charge is included as a separate line item in the consolidated statements of operations for the year ended December 31, 2002.

The impairment of goodwill was deemed to be a "triggering event" requiring impairment testing of the Company's other long-lived assets under SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." In performing this test, assets are grouped according to identifiable cash flow streams and the undiscounted cash flow over the life of the asset group is compared to the carrying value of the asset group. No additional impairment was recorded as a result of this test.

--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Goodwill and intangible assets consist of:

                                                        DECEMBER 31, 2002    DECEMBER 31, 2001
                                                      -------------------   ------------------
Goodwill ..........................................        $      --            $ 293,353
                                                           =========            =========
Intangible assets:
 Sprint affiliation and other agreements ..........        $ 532,200            $ 532,200
 Accumulated amortization .........................          (55,458)             (25,768)
                                                           ---------            ---------
   Subtotal .......................................          476,742              506,432
                                                           ---------            ---------
 Subscriber base acquired .........................           29,500               29,500
 Accumulated amortization .........................          (17,821)              (7,092)
                                                           ---------            ---------
   Subtotal .......................................           11,679               22,408
                                                           ---------            ---------
 Intangible assets, net ...........................        $ 488,421            $ 528,840
                                                           =========            =========

Amortization expense relative to intangible assets was $40,419 and $32,860 for the years ended December 31, 2002 and 2001, respectively.

Aggregate amortization expense relative to intangible assets for the periods shown will be as follows:

YEAR ENDED DECEMBER 31,
---------------------------------
  2003 ..........................   $ 40,067
  2004 ..........................     32,079
  2005 ..........................     30,234
  2006 ..........................     30,234
  2007 ..........................     30,234
  Thereafter ....................    325,573
                                    --------
                                    $488,421
                                    ========

The following tables present net loss as if the provisions of SFAS 142 had been adopted January 1, 2000:

                                                      FOR YEAR ENDED DECEMBER 31,
                                            -----------------------------------------------
                                                 2002             2001             2000
                                            --------------   --------------   -------------
Reported net loss .......................    $  (402,762)     $  (147,423)      $ (80,189)
Add back: goodwill amortization .........             --           15,899              --
                                             -----------      -----------       ---------
Adjusted net loss .......................    $  (402,762)     $  (131,524)      $ (80,189)
                                             ===========      ===========       =========

8. LEASES

OPERATING LEASES -- The Company has various operating leases, primarily related to rentals of tower sites and offices. These leases range from 5 to 10 years in length and generally provide for annual rent escalation based on pre-determined amounts or percentages. The estimated increases in rent are being recognized over the term of the leases using the straight-line method. Rental expense was $33,520, $26,548 and $6,177 for 2002, 2001 and 2000, respectively. At December
31, 2002, the aggregate minimum rental commitments under noncancelable operating leases for the periods shown are as follows:


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

YEARS:
---------------------------------
  2003 ..........................   $ 28,973
  2004 ..........................     29,534
  2005 ..........................     30,047
  2006 ..........................     30,834
  2007 ..........................     31,481
  Thereafter ....................     90,191
                                    --------
  Total .........................   $241,060
                                    ========

CAPITAL LEASES -- Capital leases consist of leases for rental of retail space and switch usage. The net present value of the leases was $2,419 and $2,579 at December 31, 2002 and 2001, respectively, and was included in property and equipment. Accumulated amortization recorded under these leases was $570 and $292 at December 31, 2002 and 2001, respectively. At December 31, 2002 the future payments under capital lease obligations, less imputed interest, are as follows:

YEARS:
---------------------------------------------------------------------------
        2003 ..............................................................    $  1,305
        2004 ..............................................................         586
        2005 ..............................................................         160
        2006 ..............................................................         162
        2007 ..............................................................         163
        Thereafter ........................................................         857
                                                                               --------
        Total minimum lease payments ......................................       3,233
        Less: imputed interest ............................................        (814)
                                                                               --------
        Present value of minimum lease payments ...........................       2,419
        Less: current installments ........................................      (1,064)
                                                                               --------
        Long-term capital lease obligations at December 31, 2002 ..........    $  1,355
                                                                               ========

9. LONG-TERM DEBT

Long-term debt consists of the following:

                                                                DECEMBER 31,
                                                          -------------------------
                                                              2002          2001
                                                          -----------   -----------
12 7/8% Senior Discount Notes, net of discount ........    $268,862      $237,207
12 1/2% Senior Notes ..................................     250,000       250,000
13 5/8% Senior Notes ..................................     150,000       150,000
Senior Secured Credit Facility ........................     200,000       187,162
                                                           --------      --------
Total debt ............................................     868,862       824,369
Less current maturities ...............................          --            --
                                                           --------      --------
Long term debt, excluding current maturities ..........    $868,862      $824,369
                                                           ========      ========

Senior Unsecured Obligations

SENIOR DISCOUNT NOTES -- On December 23, 1999, Alamosa (Delaware) filed a registration statement with the Securities and Exchange Commission for the issuance of $350 million face amount of Senior Discount Notes (the "12 7/8% Notes Offering"). The 12 7/8% Notes Offering was completed on February 8, 2000 and generated net proceeds of approximately $181 million after underwriters' commissions and expenses of approximate $6.1 million. The 12 7/8% senior discount notes ("12 7/8% Senior Discount Notes") mature in ten years (February 15, 2010) and carry a coupon rate of 12 7/8% Senior Discount Notes, and provide for


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

interest deferral for the first five years. The 12 7/8% Senior Discount Notes will accrete to their $350 million face amount by February 8, 2005, after which, interest will be paid in cash semiannually. The proceeds of the 12 7/8% Senior Discount Notes Offering were used to prepay the existing credit facility, to pay costs to build out additional areas within the Company's existing territories, to fund operating working capital needs and for other general corporate purposes.

12 1/2% SENIOR NOTES -- On January 31, 2001, Alamosa (Delaware) consummated the offering (the "12 1/2% Notes Offering") of $250 million aggregate principal amount of senior notes (the "12 1/2% Senior Notes").

The 12 1/2% Senior Notes mature in ten years (February 1, 2011), carry a coupon rate of 12 1/2%, payable semiannually on February 1 and August 1, beginning on August 1, 2001. The net proceeds from the sale of the 12 1/2% Senior Notes were approximately $241 million, after deducting the commissions and estimated offering expenses.

Approximately $59.0 million of the proceeds of the 12 1/2% Senior Notes Offering were used by Alamosa (Delaware) to establish a security account (with cash or U.S. government securities) to secure on a pro rata basis the payment obligations under the 12 1/2% Senior Notes and the 12 7/8% Senior Discount Notes, and the balance was used for general corporate purposes of Alamosa (Delaware), including, accelerating coverage within the existing territories of Alamosa (Delaware); the build-out of additional areas within its existing territories expanding its existing territories; and pursuing additional telecommunications business opportunities or acquiring other telecommunications businesses or assets.

13 5/8% SENIOR NOTES -- On August 15, 2001, Alamosa (Delaware) issued $150 million face amount of Senior Notes (the "13 5/8% Senior Notes"). The 13 5/8% Senior Notes mature in ten years (August 15, 2011) and carry a coupon rate of 13 5/8% payable semiannually on February 15 and August 15, beginning on February 15, 2002. The net proceeds from the sale of the 135/8% Senior Notes were approximately $141.5 million, after deducting the commissions and estimated offering expenses. Approximately $66 million of the proceeds were used to pay down a portion of the Senior Secured Credit Facility. Approximately $39.1 million of the proceeds of the 13 5/8% Senior Notes were used by Alamosa (Delaware) to establish a security account to secure on a pro rata basis the payment obligations under all of the Company's unsecured borrowings. The balance was used for general corporate purposes.

Significant terms of the senior unsecured obligations include:

o RANKING -- The senior unsecured obligations of Alamosa (Delaware) are equal in right of payment to all future senior debt of Alamosa (Delaware) and senior in right of payment to all future subordinated debt of Alamosa (Delaware).

o GUARANTEES -- The senior unsecured obligations will rank equally with all existing and future senior debt and senior to all existing and future subordinated debt. The obligations are fully and unconditionally, jointly and severally guaranteed on a senior subordinated, unsecured basis, by all the existing and any future restricted subsidiaries of Alamosa (Delaware) with the exception of Alamosa Operations, Inc. a wholly owned subsidiary of Alamosa (Delaware). The financial statements of Alamosa (Delaware), Inc. and financial information related to its guarantor subsidiaries are set forth below.

o OPTIONAL REDEMPTION -- During the first thirty-six months after the respective Notes offerings, the Company may use net proceeds of an equity offering to redeem up to 35% of the accreted value of the notes at a redemption price of 112.875%, 112.500% and 113.625% for the 12 7/8% Senior Discount Notes, 12 1/2% Senior Notes and 13 5/8% Senior Notes, respectively.

--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Additionally, the senior unsecured obligations contain call options as follows:


                                                       REDEMPTION PRICE
                       --------------------------------------------------------------------------------
                            SENIOR DISCOUNT NOTES        12 1/2% SENIOR NOTES      13 5/8% SENIOR NOTES
                       --------------------------   -------------------------   -----------------------
                         YEAR ENDING FEBRUARY 15,     YEAR ENDING JANUARY 31,    YEAR ENDING AUGUST 15,
                       --------------------------   -------------------------   -----------------------
2006 ...............             106.438%                       N/A                        N/A
2007 ...............             104.292%                     106.250%                   106.813%
2008 ...............             102.146%                     104.167%                   104.542%
2009 ...............             100.000%                     102.083%                   102.271%
Thereafter .........             100.000%                     100.000%                   100.000%

o CHANGE OF CONTROL -- Upon a change of control as defined by the respective offerings, the Company will be required to make an offer to purchase the notes at a price equal to 101% of the accreted value for the 12 7/8% Senior Discount Notes and 101% of the face amount for the 12 1/2% Senior Notes and 13 5/8% Senior Notes.

o RESTRICITVE COVENANTS -- The indentures governing the senior unsecured obligations contain covenants that, among other things and subject to important exceptions, limit our ability and the ability of our subsidiaries to incur additional debt, issue preferred stock, pay dividends, redeem capital stock or make other restricted payments or investments as defined by the indentures, create liens on assets, merge, consolidate or dispose of assets, or enter into transactions with affiliates and change lines of business. The indentures contain cross-default provisions relative to other material indebtedness.

o SECURITY AGREEMENT -- Concurrently with the closing of the 12 1/2% Senior Notes, Alamosa (Delaware) deposited $59.0 million with the collateral agent, to secure on a pro rata basis the payment obligations of Alamosa (Delaware) under the 12 1/2% Senior Notes and the 12 7/8% Senior Discount Notes. The amount deposited in the security account, together with the proceeds from the investment thereof, will be sufficient to pay when due the first four interest payments on the 12 1/2% Senior Notes. Funds will be released from the security account to make interest payments on the 12 1/2% Senior Notes or the 12 7/8% Senior Discount Notes as they become due, so long as there does not exist an event of default with respect to the 12 1/2% Senior Notes or the 12 7/8% Senior Discount Notes. Approximately $39.1 million of the proceeds of the 13 5/8% Notes Offering were similarly used to establish a security account to secure on a pro rata basis the payment obligations under the 13 5/8% Senior Notes, the 12 1/2% Senior Notes and the 12 7/8% Senior Discount Notes.


SENIOR SECURED OBLIGATIONS

SENIOR SECURED CREDIT FACILITY -- On February 14, 2001, Alamosa Holdings, Alamosa (Delaware) and Alamosa Holdings, LLC, as borrower, entered into a $280 million senior secured credit facility (the "Senior Secured Credit Facility") with Citicorp USA, as administrative agent, and collateral agent, Toronto Dominion (Texas), Inc., as syndication agent; EDC as co-documentation agent; First Union National Bank, as documentation agent, and a syndicate of banking and financial institutions. On March 30, 2001, the Senior Secured Credit Facility was amended to increase the facility to $333 million in relation to the acquisition of Southwest. The Senior Secured Credit Facility was again amended in August 2001 to reduce the maximum borrowing to $225 million consisting of a 7-year senior secured 12-month delayed draw term loan facility of $200 million and a 7-year senior secured revolving credit facility in an aggregate principal amount of up to $25 million.

On September 26, 2002, the Company further amended the Senior Secured Credit Facility, to among other things, extend Stage I covenants for an additional quarter and modify certain financial and statistical covenants. Under the Senior Secured Credit Facility, interest will accrue, at Alamosa Holdings, LLC's option: (i) at the London Interbank Offered Rate adjusted for any statutory reserves ("LIBOR"), or (ii) the base rate which is generally the higher of the administrative agent's base rate, the federal funds effective rate plus 0.50% or the administrative agent's base CD rate plus 0.50%, in each case plus an interest margin which was initially 4.00% for LIBOR borrowings and 3.00% for base rate borrowings. In connection with the September 26, 2002 amendment, the initial margin was increased to 4.25% for LIBOR borrowings and


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3.25% for base rate borrowings. The applicable interest margins are subject to reductions under a pricing grid based on ratios of Alamosa Holdings, LLC's total debt to its earnings before interest, taxes, depreciation and amortization ("EBITDA"). The interest rate margins will increase by an additional 200 basis points in the event Alamosa Holdings, LLC fails to pay principal, interest or other amounts as they become due and payable under the Senior Secured Credit Facility. In connection with a scheduled interest rate reset on September 30, 2002, the interest margin was reset to 4.00% for LIBOR borrowings and 3.00% for base rate borrowings.

The weighted average interest rate on the outstanding borrowings under this facility at December 31, 2002 is 5.65%. Alamosa Holdings, LLC is also required to pay quarterly in arrears a commitment fee on the unfunded portion of the commitment of each lender. The commitment fee accrues at a rate per annum equal to (i) 1.50% on each day when the utilization (determined by dividing the total amount of loans plus outstanding letters of credit under the Senior Secured Credit Facility by the total commitment amount under the Senior Secured Credit Facility) of the Senior Secured Credit Facility is less than or equal to 33.33%, (ii) 1.25% on each day when utilization is greater than 33.33% but less than or equal to 66.66% and (iii) 1.00% on each day when utilization is greater than 66.66%. The Company has entered into derivative hedging instruments to hedge a portion of the interest rate risk associated with borrowings under the Senior Secured Credit Facility as discussed in Note 16.

Alamosa Holdings, LLC is also required to pay a separate annual administration fee and a fee on the aggregate face amount of outstanding letters of credit, if any, under the revolving credit facility.

As of December 31, 2002, Alamosa Holdings, LLC had drawn $200 million under the term portion of the Senior Secured Credit Facility. Any amount outstanding at the end of the 12-month period will amortize quarterly beginning May 14, 2004. The September 26, 2002 amendment placed restrictions on the ability to draw the $25 million revolving portion. The first $10 million can be drawn if cash balances fall below $15 million and the Company substantiates through tangible evidence the need for such advances. The remaining $15 million is available only at such time as the leverage ratio is less than or equal to 5.5 to 1. No advances have been drawn on the revolving portion of the Senior Secured Credit Facility. The revolving portion of the Senior Secured Credit Facility will begin reducing quarterly in amounts to be agreed beginning May 14, 2004.

Loans under the term loan portion of the Senior Secured Credit Facility will be subject to mandatory prepayments from 50% of excess cash flow for each fiscal year commencing with the fiscal year ending December 31, 2003, 100% of the net cash proceeds (subject to exceptions and reinvestment rights of asset sales or other dispositions, including insurance and condemnation proceeds) of sales of property by Alamosa (Delaware) and its subsidiaries, and 100% of the net proceeds of issuances of debt obligations of Alamosa (Delaware) and its subsidiaries (subject to exceptions). After the term loans are repaid in full, mandatory prepayments will be applied to permanently reduce commitments under the revolving portion of the Senior Secured Credit Facility.

All obligations of Alamosa Holdings, LLC under the Senior Secured Credit Facility are unconditionally guaranteed on a senior basis by Alamosa Holdings, Alamosa (Delaware) and, subject to certain exceptions, by each current and future direct and indirect subsidiary of Alamosa (Delaware), including Alamosa PCS, Inc., Roberts, WOW and Southwest.

The Senior Secured Credit Facility is secured by a first priority pledge of all of the capital stock of Alamosa Holdings, LLC and subject to certain exceptions, each current and future direct and indirect subsidiary of Alamosa (Delaware), as well as a first priority security interest in substantially all of the assets (including all five of the Sprint affiliation agreements with the Company) of Alamosa (Delaware) and, subject to certain exceptions, each current and future direct and indirect subsidiary of Alamosa (Delaware).

The Senior Secured Credit Facility contains customary events of default, including, but not limited to:

o the non-payment of the principal, interest and other obligations under the new Senior Secured Credit Facility;

o the inaccuracy of representations and warranties contained in the credit agreement or the violation of covenants contained in the credit agreement;


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

o cross default and cross acceleration to other material indebtedness;

o bankruptcy;

o material judgments and certain events relating to compliance with the Employee Retirement Income Security Act of 1974 and related regulations;

o actual or asserted invalidity of the security documents or guaranties of the Senior Secured Credit Facility;

o the occurrence of a termination event under the management, licenses and other agreements between any of the Company, WOW, Roberts, Southwest and their subsidiaries and Sprint or a breach or default under the consent and agreement entered into between Citicorp USA, Inc., as administrative agent for the lenders, and Sprint;

o loss of rights to benefit of or the occurrence of any default under other material agreements that could reasonably be expected to result in a material adverse effect on Alamosa Holdings, LLC;

o the occurrence of a change of control;

o any termination, revocation or non-renewal by the FCC of one or more material licenses; and

o the failure by Alamosa (Delaware) to make a payment, if that could reasonably be expected to result in the loss, termination, revocation, non-renewal or material impairment of any material licenses or otherwise result in a material adverse affect on Alamosa Holdings, LLC.

The Senior Secured Credit Facility contains numerous affirmative and negative covenants customary for credit facilities of a similar nature, including, but not limited to, negative covenants imposing limitations on the ability of Alamosa (Delaware), Alamosa Holdings, LLC and their subsidiaries, and as appropriate, Alamosa Holdings, to, among other things (i) declare dividends or repurchase stock; (ii) prepay, redeem or repurchase debt; (iii) incur liens and engage in sale-leaseback transactions; (iv) make loans and investments; (v) incur additional debt, hedging agreements and contingent obligations; (vi) issue preferred stock of subsidiaries; (vii) engage in mergers, acquisitions and asset sales; (viii) engage in certain transactions with affiliates; (ix) amend, waive or otherwise alter material agreements or enter into restrictive agreements; and (x) alter the businesses they conduct.

Pursuant to the Senior Secured Credit Facility, the Company is required to maintain a minimum cash balance of $10 million, and future draws are conditioned, among other things, on the Company maintaining a ratio of senior debt to net property and equipment that does not exceed 1 to 1. The Company is also subject to covenants with respect to the ratio of EBITDA to total cash interest expense. Alamosa (Delaware) is also subject to the following financial and statistical covenants (Stage I covenants), which will apply until March 31, 2003:

o minimum numbers of subscribers;

o providing coverage to a minimum number of residents;

o minimum service revenue;

o minimum EBITDA;

o ratio of senior debt to total capital;

o ratio of total debt to total capital; and

o maximum capital expenditures;

After March 31, 2003, the financial and statistical covenants will be the following (Stage II covenants):

o ratio of senior debt to EBITDA;

o ratio of total debt to EBITDA;

o ratio of EBITDA to total fixed charges (the sum of debt service, capital expenditures and taxes); and

o ratio of EBITDA to pro forma debt service.

--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Unless waived by the Senior Secured Credit Facility lenders, the failure of the Company, Alamosa Holdings, LLC and their subsidiaries to satisfy or comply with any of the financial or other covenants, or the occurrence of an event of default under the Senior Secured Credit Facility, will entitle the lenders to declare the outstanding borrowings under the Senior Secured Credit Facility immediately due and payable and exercise all or any of their other rights and remedies. Any such acceleration or other exercise of rights and remedies would likely have a material adverse effect on Alamosa Holdings, Alamosa (Delaware), Alamosa Holdings, LLC and their subsidiaries.


CONSENT AND AGREEMENT FOR THE BENEFIT OF THE HOLDERS OF THE SENIOR SECURED CREDIT FACILITY

Sprint entered into a consent and agreement with Citicorp, that modifies Sprint's rights and remedies under our affiliation agreements with Sprint, for the benefit of Citicorp and the holders of the Senior Secured Credit Facility and any refinancing thereof. The consent and agreement with Citicorp generally provides, among other things, Sprint's consent to the pledge of substantially all of our assets, including our rights in our affiliation agreements with Sprint, and that our affiliation agreements with Sprint generally may not be terminated by Sprint until the Senior Secured Credit Facility is satisfied in full pursuant to the terms of the consents and agreement.

Subject to the requirements of applicable law, so long as the Senior Secured Credit Facility remains outstanding, Sprint has the right to purchase our operating assets or the partnership interests, membership interests or other equity interests of our operating subsidiaries, upon its receipt of notice of an acceleration of the Senior Secured Credit Facility, under certain terms.

If Sprint does not purchase our operating assets or the partnership interests, membership interests or other equity interests of our operating subsidiaries after an acceleration of the obligations under the Senior Secured Credit Facility, then the administrative agent may sell the operating assets or the partnership interests, membership interests or other equity interests of our operating subsidiaries.

Aggregate minimum annual principal payments due on all issues of long-term debt for the next five years are as follows:

YEARS ENDING DECEMBER 31,
------------------------------
  2003 .......................    $     --
  2004 .......................      22,500
  2005 .......................      45,000
  2006 .......................      50,000
  2007 .......................      65,000
  Thereafter .................     767,500
                                  --------
                                  $950,000
                                  ========

10. STOCKHOLDER'S EQUITY

On October 29, 1999, Alamosa (Delaware) filed a registration statement with the Securities and Exchange Commission for the sale of 10,714,000 shares of its common stock (the "Stock Offering"). The Stock Offering became effective and the shares were issued on February 2, 2000 at the initial price of $17.00 per share. Subsequently, the underwriters exercised their over-allotment option of 1,607,100 shares. The Company received net proceeds of approximately $193.8 million after commissions of $13.3 million and expenses of approximately $1.5 million. The proceeds of the Stock Offering were used for the build out of the system, to fund operating capital needs and for other corporate purposes.

As described in Note 1, in December 2000, Alamosa (Delaware)'s capital stock was converted into shares of a new holding company. Following this transaction, Alamosa (Delaware)'s capital stock consisted of 9,000 shares of common stock, par value $0.01 per share authorized and 100 shares outstanding, and 1,000 shares of preferred stock, $0.01 par value per share authorized and no shares outstanding. As a result of this transaction, all of Alamosa (Delaware)'s common stock is owned by Alamosa PCS Holdings, Inc.

--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. INCOME TAXES

Income tax expense (benefit) is comprised of the following:

                                                            YEAR ENDED DECEMBER 31,
                                                    ----------------------------------------
                                                        2002           2001          2000
                                                    ------------   ------------   ----------
Current:
 U.S. Federal ...................................    $      --      $      --      $    --
 Foreign ........................................           --             --           --
 State ..........................................           --             --           --
                                                     ---------      ---------      -------
   Total current expense ........................           --             --           --
                                                     ---------      ---------      -------
Deferred:
 U.S. Federal ...................................      (58,938)       (70,569)          --
 Foreign ........................................           --             --           --
 State ..........................................       (8,148)        (9,872)          --
                                                     ---------      ---------      -------
   Total deferred expense (benefit) .............      (67,086)       (80,441)          --
                                                     ---------      ---------      -------
   Total income taxes expense (benefit) .........    $ (67,086)     $ (80,441)     $    --
                                                     =========      =========      =======

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                          DECEMBER 31,
                                                  -----------------------------
                                                       2002            2001
                                                  -------------   -------------
Deferred tax assets:
 Net operating loss carryforwards .............     $ 170,791       $ 101,890
 Original issue discount ......................        30,045          18,795
 Non-cash compensation ........................         1,728           1,741
 Start-up expenses ............................           472             781
 Deferred rent ................................         1,898           2,128
 Bad debt allowance ...........................         3,468           3,622
 Capitalized loan costs .......................         2,593           3,227
 Deferred revenue .............................            --           1,969
 Other comprehensive income ...................           916             580
 Other ........................................         1,295             828
                                                    ---------       ---------
   Gross deferred tax assets ..................       213,206         135,561
Deferred Tax liabilities:
 Intangible assets ............................       185,600         200,959
 Depreciation .................................        45,802          25,383
 Other ........................................         3,510              47
                                                    ---------       ---------
Net deferred tax assets (liabilities) .........       (21,706)        (90,828)
Valuation allowance ...........................            --              --
                                                    ---------       ---------
Deferred tax balance ..........................     $ (21,706)      $ (90,828)
                                                    =========       =========

The net deferred tax asset was fully reserved as of December 31, 2000 because of uncertainty regarding the Company's ability to recognize the benefit of the asset in future years. In connection with the acquisitions in 2001 discussed in
Note 4, a significant deferred tax liability was recorded. The reversal of the timing differences which gave rise to the deferred tax liability will allow the Company to benefit from the deferred tax assets. As such, the valuation allowance was released in 2001 with a corresponding reduction to goodwill associated with the acquisitions. Due to the Company's limited operating history and lack of positive taxable earnings it is likely that a valuation allowance will be established during 2003 when the deferred tax asset is expected to exceed the deferred tax liabilities recorded in 2001. Prior to February 1,


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2000, the Company's predecessor operated as a Limited Liability Company ("LLC") under which losses for income tax purposes were utilized by the LLC members on their separate income tax returns. Subsequent to January 31, 2000, the Company became a C-Corp for federal income tax purposes and therefore subsequent losses from operations became net operating loss carryforwards of the Company.

The provision for income taxes is different than the amount computed using the applicable statutory federal income tax rate due to the differences summarized below:

                                                                          YEAR ENDED DECEMBER 31,
                                                              ------------------------------------------------
                                                                   2002             2001             2000
                                                              --------------   --------------   --------------
Federal tax benefit at statutory rate .....................        (35.00)%         (35.00)%         (35.00)%
                                                                   ======           ======           ======
Goodwill impairment .......................................         21.70%              --%              --%
Other permanent differences ...............................          0.11             2.51               --
State taxes ...............................................         (1.13)           (2.79)              --
Predecessor Limited Liability Company .....................            --               --             1.45
Adjustment due to increase in valuation allowance .........            --               --            33.40
Other .....................................................          0.04            (0.02)            0.15
                                                                   ------           ------           ------
Provision (benefit) for income taxes ......................        (14.28)%         (35.30)%           0.00%
                                                                   ======           ======           ======

As of December 31, 2002, the Company has available net operating loss carryforwards totaling approximately $449 million which expire beginning in 2020. Utilization of net operating loss carryforwards may be limited by ownership changes which could occur in the future.


12. SPRINT AGREEMENTS

In accordance with the Company's affiliation agreements with Sprint, Sprint provides the company various services including billing, customer care, collections and inventory logistics. In addition, Sprint bills the Company for various pass-through items such as commissions to national retail merchants, handset subsidies on handsets activated in the Company's territory but not sold by the Company and long distance charges.

In addition to the fees discussed above, the Company pays Sprint an affiliation fee equal to 8% of collected revenue as it is defined in the affiliate agreements. This fee is withheld from amounts collected from subscribers when such collections are remitted to the Company.

Expenses reflected in the consolidated statements of operations related to the Sprint affiliation agreements are:

                                                 YEAR ENDED DECEMEBR 31,
                                          --------------------------------------
                                              2002          2001         2000
                                          -----------   -----------   ----------
Cost of service and operation .........    $219,866      $152,724      $33,005
Cost of products sold .................      50,974        53,911       20,524
Selling and marketing .................      46,132        27,421       10,763
                                           --------      --------      -------
   Total ..............................    $316,972      $234,056      $64,292
                                           ========      ========      =======

In connection with the billing services provided to the Company by Sprint, the Company relies on Sprint to provide information as to monthly billing activity relative to all subscriber revenues. In addition, Sprint provides the information utilized for the settlement of all roaming revenue.

The Company relies upon Sprint as a service provider to provide accurate information for the settlement of revenue and expense items. The Company makes estimates used in connection with the preparation of financial statements based on the financial and statistical information provided by Sprint. The Company assesses the accuracy of this information through analytic review and reliance on the service auditor report on Sprint's internal control processes prepared by Sprint's external service auditor. Inaccurate or incomplete data from Sprint in connection with the services provided to the Company by Sprint could have a material effect on the Company's financial position, results of operation or cash flow.

--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

13. RELATED PARTY TRANSACTIONS

AGREEMENTS WITH CHR SOLUTIONS, INC. -- The Company has entered into a number of agreements with CHR Solutions, Inc. ("CHR") to perform various consulting and engineering services. CHR resulted from a merger between Hicks & Ragland Engineering Co., Inc., and Cathey, Hutton & Associates, Inc. effective as of November 1, 1999. At the time the agreements were executed, the Company's CEO was the President and Chief Executive Officer of Hicks & Ragland. As of December 2000, the Company's CEO resigned his position on the Board of CHR, and is no longer an employee of CHR. Total amounts paid under the above agreements were $1,063, $3,596 and $6,334 for the years ended December 31, 2002, 2001 and 2000, respectively. Amounts included in accounts payable for the above agreement totaled $0 and $423 at December 31, 2002 and 2001, respectively.

AGREEMENTS WITH TECH TELEPHONE COMPANY -- The Company entered into a telecommunications service agreement with Tech Telephone Company Limited Partnership ("TechTel") to install and provide telecommunications lines between Sprint PCS and the Company's Lubbock-based operations and between the Company's Lubbock-based operations and other markets. TechTel is a limited partnership whose general partner is an entity controlled by the CEO of the Company. The original term of the agreement is three years, but the agreement automatically renews upon expiration for additional successive 30-day terms by either party. The Company has also entered into a distribution agreement with TechTel, authorizing it to become a third party distributor of Sprint PCS products and services for the Company in Lubbock, Texas. The total amount paid for these contracts was $1,157, $1,315 and $1,707 during the years ended December 31, 2002, 2001 and 2000, respectively. The amounts included in accounts payable relative to these contracts were $89 and $92 at December 31, 2002 and 2001, respectively. TechTel was sold to an unrelated third party in October 2002.


AGREEMENTS WITH MESSRS. MICHAEL V. ROBERTS AND STEVEN C. ROBERTS

In connection with the acquisition of Roberts, Alamosa Holdings entered into a number of arrangements with Messrs. Michael V. Roberts and Steven C. Roberts and certain companies affiliated with them as described in more detail below. Michael V. Roberts and Steven C. Roberts became directors of the Company in February 2001.

JOINT VENTURE DEVELOPMENT AGREEMENT -- On October 30, 2000, Alamosa Holdings entered into a joint venture development agreement with Messrs. Michael V. Roberts and Steven C. Roberts. Pursuant to the agreement, if either Mr. Michael
V. Roberts or Mr. Steven C. Roberts undertakes an international telecommunications business venture and desires for Alamosa Holdings to be involved in that project, then before either Mr. Michael V. Roberts or Mr. Steven C. Roberts enters into a letter of intent or binding agreement of any nature with another person regarding the project, they must give Alamosa Holdings written notice. Alamosa Holdings has 60 days to notify them of its desire to participate in the project. During such 60-day period, Alamosa Holdings has the exclusive right with respect to the project. Promptly after Alamosa Holdings gives a notice of participation, Alamosa Holdings and either Mr. Michael V. Roberts or Mr. Steven C. Roberts must form a project entity and execute an agreement setting forth the terms, covenants, conditions and provisions for the purpose, ownership, management, financing and operation of the project. Unless Alamosa Holdings and either Mr. Michael V. Roberts or Mr. Steven C. Roberts agree to a different arrangement, Alamosa Holdings will have a 50% interest in each project entity and will have full managerial control of each project entity. Except as described above, neither Alamosa Holdings nor Messrs. Michael V. Roberts and Steven C. Roberts is obligated to bring to the other any opportunity to participate in a project or any activity, domestic or international.

CONSULTING AGREEMENTS -- On January 29, 2001, Alamosa Holdings entered into five-year consulting agreements with each of Messrs. Michael V. Roberts and Steven C. Roberts. The consulting agreements provide each of them with an annual compensation of $125, which is paid monthly.

RIGHT OF FIRST NEGOTIATION AGREEMENT -- On February 14, 2001, Alamosa Holdings entered into a right of first negotiation agreement with Roberts Tower which grants Roberts Tower a right to negotiate tower leases on a "build-to-suit" basis with Alamosa Holdings' present and future territory. During the term of the agreement, whenever Alamosa Holdings or one of its subsidiaries is required to "build-to-suit" communications towers within the present or future territories in which Alamosa Holdings operates,


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Alamosa Holdings must notify Roberts Tower and Roberts Tower will have the exclusive right for a period of 30 days to negotiate with the company to provide such towers. After such 30-day period, if Alamosa Holdings has not reached an agreement with Roberts Tower, Alamosa Holdings may obtain such tower sites from other third parties. The term of this agreement is five years.

RESALE AGREEMENT -- On February 14, 2001, Alamosa Holdings entered into a resale agreement with Messrs. Michael V. Roberts and Steven C. Roberts which permits Messrs. Michael V. Roberts and Steven C. Roberts to buy air time at a discount for resale on a basis no less favorable than any other similar agreement to which Alamosa Holdings may be a party. Messrs. Michael V. Roberts and Steven C. Roberts may resell such airtime anywhere such resales are permitted under applicable law. Any arrangement between Alamosa Holdings and Messrs. Michael V. Roberts and Steven C. Roberts for resales and use of air time will be subject to all required approvals of Sprint, Sprint Spectrum and Sprint PCS and/or any other applicable Sprint entities.

MASTER LEASE AGREEMENT -- On February 14, 2001, Roberts and Roberts Tower entered into a master lease agreement which provides for the lease from Roberts Tower by Roberts of certain buildings, towers, tanks and/or improvements thereon for the purpose of installing, operating and maintaining communications facilities and services thereon. The initial term of the master lease agreement expires in February 2006, and Roberts has the right to extend the initial term of the lease for four additional terms of five years each. The agreement provides for monthly payments aggregating to approximately $17 per tower per year at inception, subject to an annual adjustment of 4% per annum. Roberts subsequently assigned all of its right, title and interest in the master lease agreement to its wholly owned subsidiary, Alamosa Missouri Properties, LLC (formerly Roberts Wireless Properties, L.L.C). During the years ended December 31, 2002 and 2001, approximately $2,688 and $2,264, respectively, in rental expense was recorded under this agreement.

In addition to the specific agreements discussed above, the Company paid $346 and $361 in 2002 and 2001, respectively, to Roberts Tower for other items including the lease of retail space and switching facility space.

OTHER RELATED PARTY TRANSACTIONS -- In November 1998, the Company entered into an agreement to lease space for telephone switching equipment in Albuquerque with SASR Limited Partnership which was then 50% owned by one of the Company's then directors who was also a manager of West Texas PCS, LLC and Budagher Family LLC, two of Alamosa Holdings' stockholders. The lease has a term of five years with two optional five-year terms. The lease provides for monthly payments aggregating to $19 per year at inception with a 10% increase at the beginning of the two option periods, as well as a pro rata portion of real estate taxes on the property. This lease was transferred to an unrelated entity by SASR Limited Partnership in July, 2001. This director resigned from the board in 2002.

On December 28, 1998, the Company entered into a long-term agreement to lease space for a retail store in Lubbock, Texas with Lubbock HLH, Ltd., principally owned by one of the Company's directors and the general manager of South Plains Advance Communications & Electronics, Inc. ("SPACE"). SPACE is a stockholder of Alamosa Holdings. This lease has a term of 15 years and provides for monthly payments subject to adjustment based on the Consumer Price Index on the first day of the sixth lease year and on the first day of the eleventh lease year. During the years ended December 31, 2002, 2001 and 2000, $110 per year in rental expense was recorded in connection with this lease. No amount was payable at December 31, 2002. In addition to rental, $20, $38 and $0 was paid to Lubbock HLH, Ltd. In 2002, 2001 and 2000, respectively, for taxes and other expenses related to the leased property.


14. EMPLOYEE BENEFITS

Effective November 13, 1998, the Company elected to participate in the NTCA Savings Plan, a defined contribution employee savings plan sponsored by the National Telephone Cooperative Association under Section 401(k) of the Internal Revenue Code. No employer contributions were made to this plan for the period ended December 31, 2000 or 1999.

Effective July 1, 2000, the Company formed the Alamosa PCS Contributions Savings Plan ("Company Plan"), a defined contribution employee savings plan sponsored by the Company under Section 401(k) of the Internal Revenue Code. Existing balances held in the NTCA Savings Plan were transferred to the


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Company Plan on July 1, 2000 and all contributions to the NTCA Savings Plan ceased at that time. During the years ended December 31, 2002, 2001 and 2000, the Company made contributions of $1,058, $900 and $188, respectively to the Company Plan.

In connection with the acquisition of WOW discussed in Note 4, employees who were formerly employees of WOW continue to participate in the Washington Oregon Wireless 401(k) Savings & Investment Plan, a defined contribution employee savings plan sponsored by the Company under Section 401(k) of the Internal Revenue Code. During the years ended December 31, 2002 and 2001, the Company made contributions of $36 and $41, respectively, to the WOW plan. Effective January 1, 2003 the WOW plan was merged into the Company Plan.

Effective March 1, 2001, Alamosa Holdings adopted the Alamosa Holdings, Inc. Employee Stock Purchase Plan ("ESPP"). The ESPP provides that eligible employees may contribute up to 10% of their earnings towards the purchase of Alamosa Holdings common stock. The employee per share purchase price is 85% of the fair market value of Alamosa Holdings shares on (i) the offering date or
(ii) the exercise date, whichever is lower. During the years ended December 31, 2002 and 2001, Alamosa Holdings shares totaling 585,191 and 40,706, respectively, were issued in connection with purchases by employees under the ESPP. As of December 31, 2002 and 2001, 174,103 and 559,294 Alamosa Holdings shares were reserved for issuance under the ESPP.


15. STOCK-BASED COMPENSATION

The Company adopted an Incentive Stock Option Plan (the "Plan") effective November 12, 1999, which provides for the granting of either incentive stock options or nonqualified stock options to purchase shares of Alamosa Holdings' common stock and for other stock-based awards to officers, directors and key employees for the direction and management of the Company and to non-employee consultants and independent contractors. At December 31, 2002, 6,176,559 shares of Alamosa Holdings common stock were reserved for issuance under the Plan. The stock option committee of the Board of Directors of Alamosa Holdings administers the Plan and determines grant prices and vesting periods. Generally, the options under the Plan vest in varying increments over a three to five-year period, expire ten years from the date of grant and are issued at exercise prices no less than 100% of the fair market value of common stock at the time of the grant.

The Company applies APB No. 25, "Accounting for Stock Issued to Employees" and related interpretation, in accounting for its employee stock options. The Company initially recorded unearned compensation totaling $14,963 relative to the intrinsic value of options granted. This amount was being recognized over the vesting period in accordance with FASB Interpretation No. 28 when applicable. For the year ended December 31, 2000, non-cash compensation of $5,651 was recognized. Non-cash compensation for 2001 was a negative $916 due to the forfeiture of unvested options. No non-cash compensation was recorded in 2002 relative to options as all unvested options for which unearned compensation had been recorded were forfeited in 2001.

The weighted-average fair value for all stock options granted in 2000 and 2001 was $12.18 and $9.01 per share, respectively. The weighted-average fair value for stock options granted during 2002 with an exercise price equal to the fair market value at the date of grant ("at the money") was $1.85 per share. The weighted-average fair value for stock options granted during 2002 with an exercise price greater than the fair market value at the date of grant ("out of the money") was $0.23 per share. The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                              YEAR ENDED DECEMBER 31,
                                     -----------------------------------------
                                         2002           2001           2000
                                     ------------   ------------   -----------
Dividend yield ...................       0%              0%             0%
Expected volatility ..............     106%             81%            72%
Risk-free rate of return .........     3.0%            4.6%           6.3%
Expected life ....................    4.00 years      4.00 years     4.07 years

--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

The following summarizes activity under the Company's stock option plans:

                                                                                           WEIGHTED AVERAGE EXERCISE
                                                                                      -----------------------------------
                                                       NUMBER OF OPTIONS                        PRICE PER SHARE
                                          ------------------------------------------- -----------------------------------
                                                     YEAR END DECEMBER 31,                   YEAR END DECEMBER 31,
                                          ------------------------------------------- -----------------------------------
                                               2002           2001           2000         2002        2001        2000
                                          ------------- --------------- ------------- ----------- ----------- -----------
Options outstanding at beginning of the
 period .................................   5,505,878       6,788,752     5,282,000    $  16.55    $  16.87    $  12.47
Granted:
 At the money ...........................   1,370,195         635,061     2,131,750        2.57       14.87       17.17
 Out of the money .......................   1,500,046              --            --        0.38          --          --
Exercised ...............................        (250)        (15,945)     (538,748)       3.90       14.95        1.48
Canceled/forfeited ......................    (507,374)     (1,901,990)      (86,250)      15.20       16.85       12.35
                                            ---------      ----------     ---------    --------    --------    --------
Options outstanding at the end of the
 period .................................   7,868,495       5,505,878     6,788,752    $  11.12    $  16.55    $  16.87
                                            =========      ==========     =========    ========    ========    ========
Options exercisable at end of the period    4,216,112       2,602,368     1,615,502    $  14.66    $  16.33    $  16.75
                                            =========      ==========     =========    ========    ========    ========

The following table summarizes information for stock options at December 31, 2002:

                                       OUTSTANDING                        EXERCISABLE
                         ----------------------------------------   -----------------------
                                        WEIGHTED                                   WEIGHTED
                                         AVERAGE      REMAINING                    AVERAGE
       RANGE OF           NUMBER OF     EXERCISE     CONTRACTUAL     NUMBER OF     EXERCISE
    EXERCISE PRICE         OPTIONS        PRICE          LIFE         OPTIONS       PRICE
----------------------   -----------   ----------   -------------   -----------   ---------
$ 0.23           0.33      322,812      $  0.29           9.8         138,850     $  0.24
  0.38           0.45    1,521,546         0.38           9.8         120,006        0.38
  0.84           1.25      391,741         0.91           9.4          64,666        1.19
  1.41           1.42       85,833         1.42           8.6          85,833        1.42
  3.52           5.04      522,543         4.90           9.3         172,240        4.65
  6.46           8.00       29,610         7.68           8.2          17,590        8.00
 10.25          15.31      678,078        13.39           7.8         370,189       13.04
 15.67          23.25    4,247,332        17.10           6.4       3,219,138       17.09
 26.25          28.50       69,000        26.87           7.6          27,600       26.87
                         ---------      -------           ---       ---------     -------
$ 0.23          28.50    7,868,495      $ 11.12           7.7       4,216,112     $ 14.66
                         =========      =======           ===       =========     =======

16. FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

The carrying amount of the Senior Secured Credit Facility approximates fair value at December 31, 2002 because the interest rate changes with market interest rates.

Selected information related to the Company's senior notes is a follows:

                                        DECEMBER 31,
                                  -------------------------
                                      2002          2001
                                  -----------   -----------
Book value ....................    $668,862      $637,207
Fair value ....................     187,500       629,500
                                   --------      --------
Net unrecognized gain .........    $481,362      $  7,707
                                   ========      ========

The Company adopted the provisions of SFAS No. 133, "Accounting for Derivatives and Hedging Activities," effective January 1, 2001. This statement requires that all derivatives be recorded on the balance sheet at fair value. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

value of the derivatives are either recognized in earnings or are recognized in other comprehensive income until the hedged item is recognized in earnings.

In order to manage interest costs and exposure to changing interest rates, the Company enters into interest rate hedges to hedge exposure to variable interest rates on a portion of the Senior Secured Credit Facility. At December 31, 2002, the Company had entered into the following interest rate swaps.

                                                                FAIR VALUE
                                                              AT DECEMBER 31,
                                                        ---------------------------
         INSTRUMENT             NOTIONAL       TERM         2002           2001
----------------------------   ----------   ---------   ------------   ------------
4.9475% Interest rate swap      $21,690     3 years       $ (1,121)      $   (650)
4.9350% Interest rate swap      $28,340     3 years         (1,385)          (865)
                                                          --------       --------
                                                          $ (2,506)      $ (1,515)
                                                          ========       ========

These swaps are designated as cash flow hedges such that the fair value is recorded as a liability in the consolidated balance sheets with changes in fair value (net of tax) shown as a component of other comprehensive income.

The Company also maintains an interest rate collar with the following terms:

                                                                               FAIR VALUE
                                                                            AT DECEMBER 31,
                                                                       --------------------------
 NOTIONAL      MATURITY     CAP STRIKE PRICE     FLOOR STRIKE PRICE         2002          2001
----------   -----------   ------------------   --------------------   -------------   ----------
$28,340      5/15/2004             7.00%                 4.12%           $  (1,112)      $ (656)

This collar does not receive hedge accounting treatment such that the fair value is reflected as a liability in the consolidated balance sheets and the decrease in fair value of $456 and $656 has been reflected as an increase to interest expense for the years ended December 31, 2002 and 2001, respectively.

Approximately $2,188 and $1,286 in settlements under the above hedging instruments are included in interest expense for the years ended December 31, 2002 and 2001, respectively.

In addition to the swaps and collar discussed above, the Company purchased an interest rate cap in February 2002 with a notional amount of $5,000 and a strike price of 7.00%. This cap does not receive hedge accounting treatment and the fair value reflected in the consolidated balance sheet is less than $1.

These fair value estimates were obtained from the institutions the Company entered into the agreements with and are subjective in nature and involve uncertainties and matters of considerable judgment and therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates.


17. COMMITMENTS AND CONTINGENCIES

EMPLOYMENT AGREEMENTS -- On October 14, 1998, the then Board of Members of the Company approved an Incentive Ownership Plan. The plan consisted of 3,500 units comprised of 1,200 Series 8, 1,150 Series 15 and 1,150 Series 25 units. The exercise price for each series was based on a pre-defined strike price which increased by an annual rate of 8%, 15% or 25% compounded monthly beginning July 1, 2000. The initial exercise prices were $564.79, $623.84 and $711.88 for Series 8, Series 15 and Series 25 options, respectively. Each unit provided the holder an option to purchase an interest in the Company. Vested units could have been exercised any time from July 1, 2000 to December 31, 2006.

On October 29, 1998, under an employment agreement with the Company's then Chief Technology Officer, 300 units were granted under this plan. The options to acquire membership interests described above were to be exchanged for options to acquire an equivalent number of common shares: 48,500 at $1.13 per share, 48,500 at $1.25 per share and 48,500 at $1.42 per share. Effective as of the IPO, these options were converted into options of the Company and were amended such that the original options with exercise prices that increased by an annual rate of 8%, 15%, or 25% (compounded monthly beginning July 1, 2000) were exchanged for options to purchase an equivalent number of common shares at fixed exercise prices


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

equal to $1.13, $1.25 and $1.42 per share, which would not increase over the term of the options. These amendments resulted in a new measurement date. The Company recorded compensation expense totaling $2,096 in connection with these options. Compensation expense recorded for the year ended December 31, 2000 was $836. No compensation expense was recorded in 2001 or 2002.

Effective October 1, 1999, the Company entered into a three-year employment agreement with its Chief Executive Officer ("CEO"), and Chairman of the Board. In addition, in December 1999, the Company granted options to the CEO to acquire 242,500 common shares at an exercise price of $1.15 per share which vested immediately prior to the completion of the initial public offering and 1,455,000 shares at an exercise price equal to the initial public offering price which vest 33% per year beginning September 30, 2000. The options expire January 5, 2009. The Company recognized compensation expense of $3,116 related to the 242,500 options issued with an exercise price below the initial public offering price over the options vesting period. Compensation expense recorded for the year ended December 31, 2000 was $2,765. No compensation expense was recorded in 2001 or 2002. Alamosa Holdings entered into a new employment agreement with its CEO and Chairman of the Board on October 1, 2002 as discussed below.

On October 2, 1998, the Company entered into an employment agreement with its then Chief Operating Officer ("COO"). The agreement provided for the granting of stock options in three series. The initial exercise price was determined based on the following formula: $48,500, committed capital at September 30, 1998, multiplied by the percentage interest represented by the option exercised. The exercise price for each series increased by an annual rate of 8%, 15% or 25% compounded monthly beginning at the date of grant as specified by the agreement. Options could be exercised any time from January 1, 2004 to January 5, 2008. The options vested over a three-year period. During 1998, one option from each series was granted under this agreement. The options to acquire membership interests described above were to be exchanged for options in Holdings to acquire an equivalent number of common shares: 242,500 at $1.08 per share, 242,500 at $1.15 per share and 242,500 at $1.25 per share. Effective December 1999, the Company amended the COO's options such that each of the COO's three series of original options were exchanged for two options to acquire a total of 1,697,500 shares of common stock. The first option to acquire 242,500 shares of common stock had a fixed exercise price of $1.15 per share and vested immediately prior to completion of the initial public offering. The second option to acquire 1,455,000 shares of common stock had an exercise price equal to the initial public offering price and vested 25% per year beginning September 30, 2000. The expiration date of all of the COO's options was extended from January 5, 2008 to January 5, 2009. These amendments resulted in a new measurement date. The Company was to record compensation expense totaling $9,341 in connection with these options. Compensation expense recorded for the year ended December 31, 2000 was $1,640. This individual left the Company in January 2001 and forfeited all unexercised options. As such, compensation expense in 2001 was negative $916 due to the forfeiture of these option. The former COO initiated litigation against the Company in 2002 as discussed under "Litigation" below. No compensation expense was recorded in 2002.

Effective December 1, 1999, the Company entered into a five-year employment agreement with its Chief Financial Officer ("CFO"). In addition, the Company granted the CFO options to purchase 1,455,000 shares at the initial public offering price and that will expire January 5, 2009. There is no compensation cost related to these options. Alamosa Holdings entered into a new employment agreement with its CFO and other executives on October 1, 2002 as discussed below.

Effective October 1, 2002, Alamosa Holdings entered into employment agreements with its CEO, CFO, Chief Technology Officer ("CTO"), Chief Marketing Officer ("CMO") and Senior Vice President of Corporate Finance ("SVP"). The terms of the agreements were five years for the CEO and three years for the other officers. In connection with these employment agreements, options were granted to the executives to acquire a total of 1,700,000 Alamosa Holdings common shares at an exercise price equal to the fair market value at the date of grant such that no compensation expense was recognized in connection with these options. These options vest over the terms of the respective agreements.

In addition to the option grants, the respective executives were also awarded a total of 700,000 shares of restricted Alamosa Holdings stock for which the Company received $0.01 per share at the date of grant. These restricted shares vest over a three year period and compensation expense will be recorded during the vesting period totaling $224.


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Effective December 1, 2002, Alamosa Holdings entered into an employment agreement with its Chief Operating Officer ("COO"). The terms of this agreement are similar to the October 1, 2002 agreements entered into with the other officers of the Company. The length of the agreement is three years. Options to acquire 300,000 Alamosa Holdings common shares were awarded with an exercise price equal to the fair market value at the date of grant. Alamosa Holdings restricted stock totaling 100,000 shares were awarded that vest over a three year period for which the Company received $0.01 per share. Compensation expense of $99 will be recognized over the vesting period.

LITIGATION -- Alamosa PCS Holdings, Inc. has been named as a defendant in a number of purported securities class actions in the United States District Court for the Southern District of New York, arising out of its initial public offering (the "IPO"). Various underwriters of the IPO also are named as defendants in the actions. The action against Alamosa PCS Holdings, Inc. is one of more than 300 related class actions which have been consolidated and are pending in the same court. The complainants seek to recover damages and allege, among other things, that the registration statement and prospectus filed with the Securities and Exchange Commission for purposes of the IPO were false and misleading because they failed to disclose that the underwriters allegedly (i) solicited and received commissions from certain investors in exchange for allocating to them shares of common stock in connection with the IPO, and (ii) entered into agreements with their customers to allocate such stock to those customers in exchange for the customers agreeing to purchase additional Alamosa PCS Holdings, Inc. shares in the aftermarket at pre-determined prices.

On February 19, 2003, the Court granted motions by Alamosa PCS Holdings, Inc. and 115 other issuers to dismiss the the claims under Rule 10b-5 of the Exchange Act which had been asserted against them. The Court denied the motions by Alamosa PCS Holdings, Inc. and virtually all of the other issuers to dismiss the claims asserted against them under Section 11 of the Securities Act. The Company maintains insurance coverage which may mitigate its exposure to loss in the event that this claim is not resolved in the Company's favor.

On January 23, 2001, Jerry Brantley, then President and COO of the Company, terminated his employment with the Company at the unanimous request of the board of directors. On April 29, 2002, Mr. Brantley initiated litigation against Alamosa PCS Holdings, Inc. and the Chairman of the Company, David E. Sharbutt in the District Court of Lubbock County, Texas, 22nd Judicial District, alleging wrongful termination among other things. On September 27, 2002, the Court entered an Agreed Order Compelling Arbitration. The parties are in the process of selecting a panel of three arbitrators. The Company believes that there is no basis for Mr. Brantley's claim and intends to vigorously defend the lawsuit.

On January 8, 2003 a claim was made against Alamosa Holdings by Southwest Antenna and Tower, Inc. ("SWAT") in the Second Judicial District Court, County of Bernalillo, State of New Mexico, for monies due on an open account. SWAT seeks to recover approximately $1.6 million from the Company relative to work performed by SWAT during 2000 for Roberts Wireless Communications, LLC which was acquired by the Company in the first quarter of 2001. The Company is in the process of gathering information relative to this claim and has recorded an estimated liability relative to this contingency in the consolidated financial statements at December 31, 2002.

The Company is involved in various claims and legal actions arising in the ordinary course of business. The ultimate disposition of these matters are not expected to have a material adverse impact on the Company's financial position, results of operations or liquidity.

--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

18. QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The quarterly results of operations (unaudited) for 2001 and 2002 by quarter are as follows:

                                                                    QUARTER ENDED
                                             -----------------------------------------------------------
                                               MARCH 31        JUNE 30      SEPTEMBER 30     DECEMBER 31
                                             ------------   ------------   --------------   ------------
(in thousands, except per share amounts)
2001:
 Net sales ...............................    $  45,835      $  83,535       $  107,874      $ 119,895
 Operating loss ..........................      (28,791)       (34,303)         (38,622)       (50,610)
 Net loss ................................      (27,431)       (34,336)         (37,712)       (47,944)
2002:
 Net sales ...............................    $ 128,387      $ 130,789       $  147,428      $ 149,088
 Operating loss ..........................      (21,754)       (21,302)        (313,173)       (14,215)
 Net loss ................................      (28,133)       (28,736)        (320,847)       (25,046)

As discussed in Note 7, the Company recorded a charge relative to its first annual impairment test of goodwill under SFAS 142 in the third quarter of 2002. The amount of this charge was $291,635 and is reflected in the operating loss for the third quarter of 2002.


19. GUARANTOR FINANCIAL STATEMENTS

Set forth below are consolidating financial statements of the issuer and grantor subsidiaries and Alamosa Operations, Inc. ("Operations") which is the Company's non-guarantor subsidiary (the "Non-Guarantor Subsidiary") of the 12 7/8% Senior Discount Notes, the 12 1/2% Senior Notes and the 13 5/8% Senior Notes as of December 31, 2002 and 2001 and for the years ended December 31, 2002, 2001 and 2000. Separate financial statements of each guarantor subsidiary have not been provided because management has determined that they are not material to investors.


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

(Dollars in thousands, except as noted)


CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 2002
(Dollars in thousands)

                                                                           GUARANTOR
                                                              ISSUER     SUBSIDIARIES
                                                          ------------- --------------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ..............................  $    17,821    $   42,681
 Short term investments .................................           --            --
 Restricted cash ........................................       34,725            --
 Customer accounts receivable, net ......................           --        27,926
 Receivable from Sprint .................................           --        30,322
 Interest receivable ....................................          973            --
 Intercompany receivable ................................       93,191           587
 Inventory ..............................................           --         7,410
 Investment in subsidiary ...............................      656,369            --
 Prepaid expenses and other assets ......................           --         7,239
 Deferred customer acquisition costs ....................           --         7,312
 Deferred tax asset .....................................           --         5,988
                                                           -----------    ----------
  Total current assets ..................................      803,079       129,465
Notes receivable ........................................           --        35,005
Property and equipment, net .............................           --       458,946
Debt issuance costs, net ................................       20,484        12,867
Intangible assets, net ..................................           --       488,421
Other noncurrent assets .................................           --         7,802
                                                           -----------    ----------
  Total assets ..........................................  $   823,563    $1,132,506
                                                           ===========    ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
 Accounts payable .......................................  $        --    $   27,203
 Accrued expenses .......................................            3        34,900
 Payable to Sprint ......................................           --        24,649
 Interest payable .......................................       20,685         1,557
 Deferred revenue .......................................           --        18,901
 Intercompany payable ...................................          587        93,585
 Current installments of capital leases .................           --         1,064
                                                           -----------    ----------
  TOTAL CURRENT LIABILITIES .............................       21,275       201,859
Capital lease obligations ...............................           --         1,355
Other noncurrent liabilities ............................           --        45,646
Senior secured debt .....................................           --       200,000
12 7/8% senior discounts notes ..........................      268,862            --
12 1/2% senior notes ....................................      250,000            --
13 5/8% senior notes ....................................      150,000            --
Deferred tax liability ..................................           --        27,694
                                                           -----------    ----------
  Total liabilities .....................................      690,137       476,554
                                                           -----------    ----------
STOCKHOLDER'S EQUITY:
 Preferred stock ........................................           --            --
 Common stock ...........................................           --           485
 Additional paid-in capital .............................      799,403     1,162,593
 Accumulated (deficit) earnings .........................     (664,133)     (505,282)
 Unearned compensation ..................................         (294)         (294)
 Accumulated other comprehensive income, net of tax .....       (1,550)       (1,550)
                                                           -----------    ----------
  Total stockholder's equity ............................      133,426       655,952
                                                           -----------    ----------
  TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY ............  $   823,563    $1,132,506
                                                           ===========    ==========



                                                           NON-GUARANTOR
                                                            SUBSIDIARY     ELIMINATIONS   CONSOLIDATED
                                                          -------------- --------------- -------------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ..............................   $      23     $          --   $   60,525
 Short term investments .................................          --                --           --
 Restricted cash ........................................          --                --       34,725
 Customer accounts receivable, net ......................          --                --       27,926
 Receivable from Sprint .................................          --                --       30,322
 Interest receivable ....................................          --                --          973
 Intercompany receivable ................................         394           (94,172)          --
 Inventory ..............................................          --                --        7,410
 Investment in subsidiary ...............................          --          (656,369)          --
 Prepaid expenses and other assets ......................          --                --        7,239
 Deferred customer acquisition costs ....................          --                --        7,312
 Deferred tax asset .....................................          --                --        5,988
                                                            ---------     -------------   ----------
  Total current assets ..................................         417          (750,541)     182,420
Notes receivable ........................................          --           (35,005)          --
Property and equipment, net .............................          --                --      458,946
Debt issuance costs, net ................................          --                --       33,351
Intangible assets, net ..................................          --                --      488,421
Other noncurrent assets .................................          --                --        7,802
                                                            ---------     -------------   ----------
  Total assets ..........................................   $     417     $    (785,546)  $1,170,940
                                                            =========     =============   ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
 Accounts payable .......................................   $      --     $          --   $   27,203
 Accrued expenses .......................................          --                --       34,903
 Payable to Sprint ......................................          --                --       24,649
 Interest payable .......................................          --                --       22,242
 Deferred revenue .......................................          --                --       18,901
 Intercompany payable ...................................          --           (94,172)          --
 Current installments of capital leases .................          --                --        1,064
                                                            ---------     -------------   ----------
  TOTAL CURRENT LIABILITIES .............................          --           (94,172)     128,962
Capital lease obligations ...............................          --                --        1,355
Other noncurrent liabilities ............................          --           (35,005)      10,641
Senior secured debt .....................................          --                --      200,000
12 7/8% senior discounts notes ..........................          --                --      268,862
12 1/2% senior notes ....................................          --                --      250,000
13 5/8% senior notes ....................................          --                --      150,000
Deferred tax liability ..................................          --                --       27,694
                                                            ---------     -------------   ----------
  Total liabilities .....................................          --          (129,177)   1,037,514
                                                            ---------     -------------   ----------
STOCKHOLDER'S EQUITY:
 Preferred stock ........................................          --                --           --
 Common stock ...........................................          --              (485)          --
 Additional paid-in capital .............................      (4,000)       (1,158,593)     799,403
 Accumulated (deficit) earnings .........................       4,417           500,865     (664,133)
 Unearned compensation ..................................          --               294         (294)
 Accumulated other comprehensive income, net of tax .....          --             1,550       (1,550)
                                                            ---------     -------------   ----------
  Total stockholder's equity ............................         417          (656,369)     133,426
                                                            ---------     -------------   ----------
  TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY ............   $     417     $    (785,546)  $1,170,940
                                                            =========     =============   ==========



--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2002
(Dollars in thousands)

                                                                 GUARANTOR    NON-GUARANTOR
                                                    ISSUER     SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                                ------------- -------------- -------------- -------------- -------------
REVENUES:
 Subscriber revenues ..........................  $       --     $  391,927          $--        $     --     $  391,927
 Roaming revenues .............................          --        139,843           --              --        139,843
                                                 ----------     ----------          ---        --------     ----------
  Service revenues ............................          --        531,770           --              --        531,770
 Product sales ................................          --         23,922           --              --         23,922
                                                 ----------     ----------          ---        --------     ----------
  Total revenue ...............................          --        555,692           --              --        555,692
COSTS AND EXPENSES:
 Cost of services and operations ..............          --        343,468           --              --        343,468
 Cost of products sold ........................          --         50,974           --              --         50,974
 Selling and marketing ........................          --        119,059           --              --        119,059
 General and administrative expenses ..........         162         14,497           (3)             --         14,656
 Depreciation and amortization ................          --        105,121           --              --        105,121
 Impairment of goodwill .......................          --        291,635           --              --        291,635
 Impairment of property and equipment .........          --          1,194           --              --          1,194
 Non-cash compensation ........................          --             29           --              --             29
                                                 ----------     ----------          ---        --------     ----------
  Income (loss) from operations ...............        (162)      (370,285)           3              --       (370,444)
Equity in loss of subsidiaries ................    (319,154)            --           --         319,154             --
Interest and other income .....................       2,261          1,110           88              --          3,459
Interest expense ..............................     (85,707)       (17,156)          --              --       (102,863)
                                                 ----------     ----------          ---        --------     ----------
  Income (loss) before income tax benefit .....    (402,762)      (386,331)          91         319,154       (469,848)
Income tax benefit ............................          --         67,086           --              --         67,086
                                                 ----------     ----------          ---        --------     ----------
  Net income (loss) ...........................  $ (402,762)    $ (319,245)         $91        $319,154     $ (402,762)
                                                 ==========     ==========          ===        ========     ==========


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2002
(Dollars in thousands)

                                                                   GUARANTOR    NON-GUARANTOR
                                                     ISSUER      SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                                 -------------- -------------- -------------- -------------- -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) ..............................   $ (402,762)    $ (319,245)    $      91      $  319,154    $ (402,762)
Adjustments to reconcile net income (loss) to
 net cash provided by (used in) operating
 activities:
 Equity in loss of subsidiaries ................      319,154             --            --        (319,154)           --
 Non-cash compensation expense .................           --             29            --              --            29
 Non-cash interest on derivatives ..............           --            464            --              --           464
 Provision for bad debt ........................           --         40,285            --              --        40,285
 Depreciation and amortization of property
  and equipment ................................           --         64,702            --              --        64,702
 Amortization of intangibles ...................           --         40,419            --              --        40,419
 Amortization of financing costs included
  in interest expense ..........................        1,969          2,290            --              --         4,259
 Amortization of discounted interest ...........          395             --            --              --           395
 Deferred tax benefit ..........................           --        (67,086)           --              --       (67,086)
 Interest accreted on discount note ............       31,655             --            --              --        31,655
 Impairment of property and equipment ..........           --          1,194            --              --         1,194
 Impairment of goodwill ........................           --        291,635            --              --       291,635
 Loss from asset disposition ...................           --             41            --              --            41
 (Increase) decrease in:
  Receivables ..................................        1,420        (46,656)           --              --       (45,236)
  Inventory ....................................           --         (2,608)           --              --        (2,608)
  Prepaid expenses and other assets ............           16         (6,456)           --              --        (6,440)
 Increase (decrease) in:
  Accounts payable and accrued
   expenses ....................................         (720)        23,825            --              --        23,105
                                                   ----------     ----------     ---------      ----------    ----------
  NET CASH PROVIDED BY (USED IN)
   OPERATING ACTIVITIES ........................      (48,873)        22,833            91              --       (25,949)
                                                   ----------     ----------     ---------      ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from sale of assets ..................           --            451            --              --           451
 Purchases of property and equipment ...........           --        (89,476)           --              --       (89,476)
 Change in restricted cash .....................       48,115         11,853            --              --        59,968
 Intercompany receivable .......................       15,951           (868)      (15,083)             --            --
 Acquisition related costs .....................           --             58            --              --            58
 Net change in short term investments ..........        1,300             --            --              --         1,300
                                                   ----------     ----------     ---------      ----------    ----------
  NET CASH PROVIDED BY (USED IN) INVESTING
   ACTIVITIES ..................................       65,366        (77,982)      (15,083)             --       (27,699)
                                                   ----------     ----------     ---------      ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Capital distributions .........................       (1,213)            --            --              --        (1,213)
 Borrowings under senior secured debt ..........           --         12,838            --              --        12,838
 Debt issuance cost ............................           --         (1,351)           --              --        (1,351)
 Payments on capital leases ....................           --           (773)           --              --          (773)
   NET CASH PROVIDED BY (USED IN) FINANCING
                                                   ----------     ----------     ---------      ----------    ----------
   ACTIVITIES ..................................       (1,213)        10,714            --              --         9,501
                                                   ----------     ----------     ---------      ----------    ----------
  Net increase (decrease) in cash and cash
   equivalents .................................       15,280        (44,435)      (14,992)             --       (44,147)
Cash and cash equivalents at beginning of
 period ........................................        2,541         87,116        15,015              --       104,672
                                                   ----------     ----------     ---------      ----------    ----------
Cash and cash equivalents at end of period .....   $   17,821     $   42,681     $      23      $       --    $   60,525
                                                   ==========     ==========     =========      ==========    ==========



--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

CONSOLIDATING BALANCE SHEET
AS OF DECEMBER 31, 2001
(Dollars in thousands)

                                                                     GUARANTOR    NON-GUARANTOR
                                                       ISSUER      SUBSIDIARIES    SUBSIDIARY      ELIMINATIONS    CONSOLIDATED
                                                   -------------- -------------- -------------- ----------------- -------------
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents .......................   $    2,541     $   87,116      $ 15,015      $          --    $  104,672
 Short term investments ..........................        1,300             --            --                 --         1,300
 Restricted cash .................................       51,687             --            --                 --        51,687
 Customer accounts receivable, net ...............           --         38,717            --                 --        38,717
 Receivable from Sprint ..........................           --         13,160            --                 --        13,160
 Interest receivable .............................        2,393             --            --                 --         2,393
 Intercompany receivable .........................      109,140             --            --           (109,140)           --
 Inventory .......................................           --          4,802            --                 --         4,802
 Investment in subsidiary ........................      975,523             --            --           (975,523)           --
 Prepaid expenses and other assets ...............           16          4,733            --                 --         4,749
 Deferred customer acquisition costs .............           --          5,181            --                 --         5,181
 Deferred tax asset ..............................           --          8,112            --                 --         8,112
                                                     ----------     ----------      --------      -------------    ----------
  Total current assets ...........................    1,142,600        161,821        15,015         (1,084,663)      234,773
Notes receivable .................................           --         35,005            --            (35,005)           --
Property and equipment, net ......................           --        455,695            --                 --       455,695
Debt issuance costs, net .........................       22,848         13,806            --                 --        36,654
Restricted cash ..................................       31,153         11,853            --                 --        43,006
Goodwill, net ....................................           --        293,353            --                 --       293,353
Intangible assets, net ...........................           --        528,840            --                 --       528,840
Other noncurrent assets ..........................           --          6,087            --                 --         6,087
                                                     ----------     ----------      --------      -------------    ----------
  TOTAL ASSETS ...................................   $1,196,601     $1,506,460      $ 15,015      $  (1,119,668)   $1,598,408
                                                     ==========     ==========      ========      =============    ==========
LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
 Accounts payable ................................   $       --     $   44,012      $     --      $          --    $   44,012
 Accrued expenses ................................          723         28,568            --                 --        29,291
 Payable to Sprint ...............................           --         16,133            --                 --        16,133
 Interest payable ................................       20,685          1,438            --                 --        22,123
 Deferred revenue ................................           --         15,479            --                 --        15,479
 Intercompany payable ............................           --         94,451        14,689           (109,140)           --
 Current installments of capital leases ..........           --            596            --                 --           596
                                                     ----------     ----------      --------      -------------    ----------
  Total current liabilities ......................       21,408        200,677        14,689           (109,140)      127,634
Capital lease obligations ........................           --          1,983            --                 --         1,983
Other noncurrent liabilities .....................           --         42,501            --            (35,005)        7,496
Senior secured debt ..............................           --        187,162            --                 --       187,162
12 7/8% senior discounts notes ...................      237,207             --            --                 --       237,207
12 1/2% senior notes .............................      250,000             --            --                 --       250,000
13 5/8% senior notes .............................      150,000             --            --                 --       150,000
Deferred tax liability ...........................           --         98,940            --                 --        98,940
                                                     ----------     ----------      --------      -------------    ----------
  Total liabilities ..............................      658,615        531,263        14,689           (144,145)    1,060,422
                                                     ----------     ----------      --------      -------------    ----------
STOCKHOLDER'S EQUITY:
 Preferred stock .................................           --             --            --                 --            --
 Common stock ....................................           --            485            --               (485)           --
 Additional paid-in capital ......................      800,293      1,161,685        (4,000)        (1,157,685)      800,293
 Accumulated (deficit) earnings ..................     (261,371)      (186,037)        4,326            181,711      (261,371)
 Accumulated other comprehensive income, net
  of tax .........................................         (936)          (936)           --                936          (936)
                                                     ----------     ----------      --------      -------------    ----------
  Total stockholder's equity .....................      537,986        975,197           326           (975,523)      537,986
                                                     ----------     ----------      --------      -------------    ----------
  TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY .....   $1,196,601     $1,506,460      $ 15,015      $  (1,119,668)   $1,598,408
                                                     ==========     ==========      ========      =============    ==========


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2001
(Dollars in thousands)

                                                                  GUARANTOR    NON-GUARANTOR
                                                    ISSUER      SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                                -------------- -------------- -------------- -------------- -------------
REVENUES:
 Subscriber revenues ..........................   $       --     $  231,145       $   --         $    --     $  231,145
 Roaming revenues .............................           --         99,213           --              --         99,213
                                                  ----------     ----------       ------         -------     ----------
  Service revenues ............................           --        330,358           --              --        330,358
 Product sales ................................           --         26,781           --              --         26,781
                                                  ----------     ----------       ------         -------     ----------
  Total revenue ...............................           --        357,139           --              --        357,139
COSTS AND EXPENSES:
 Cost of services and operations ..............           --        237,843           --              --        237,843
 Cost of products sold ........................           --         53,911           --              --         53,911
 Selling and marketing ........................           --        110,052           --              --        110,052
 General and administrative expenses ..........          795         13,046           12              --         13,853
 Depreciation and amortization ................           --         94,722           --              --         94,722
 Non-cash compensation ........................           --           (916)          --              --           (916)
                                                  ----------     ----------       ------         -------     ----------
  Loss from operations ........................         (795)      (151,519)         (12)             --       (152,326)
Equity in loss of subsidiaries ................      (85,128)            --           --          85,128             --
Loss on debt extinguishment ...................           --         (5,472)          --              --         (5,472)
Interest and other income .....................        3,797          5,435        2,432              --         11,664
Interest expense ..............................      (65,297)       (16,433)          --              --        (81,730)
                                                  ----------     ----------       ------         -------     ----------
  Income (loss) before income tax benefit .....     (147,423)      (167,989)       2,420          85,128       (227,864)
Income tax benefit ............................           --         80,441           --              --         80,441
                                                  ----------     ----------       ------         -------     ----------
  Net income (loss) ...........................   $ (147,423)    $  (87,548)      $2,420         $85,128     $ (147,423)
                                                  ==========     ==========       ======         =======     ==========



--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2001
(Dollars in thousands)

                                                                              GUARANTOR
                                                                ISSUER      SUBSIDIARIES
                                                            -------------- --------------
Cash flows from operating activities:
Net income (loss) .........................................   $ (147,423)    $  (87,548)
Adjustments to reconcile net income (loss) to net cash
 provided by (used in) operating activities:
 Equity in loss of subsidiaries ...........................       85,128             --
 Non-cash compensation expense ............................           --           (916)
 Non-cash interest on derivatives .........................           --            656
 Provision for bad debt ...................................           --         17,490
 Depreciation and amortization of property and
  equipment ...............................................           --         45,963
 Amortization of goodwill and intangibles .................           --         48,759
 Amortization of financing costs included in interest
  expense .................................................        1,529          1,745
 Amortization of discounted interest ......................          165             --
 Loss on debt extinguishment ..............................           --          5,472
 Deferred tax benefit .....................................           --        (80,441)
 Interest accreted on discount note .......................       27,927             --
 Loss from asset disposition ..............................           --            102
 (Increase) decrease in, net of effects from
  acquisitions:
  Receivables .............................................           --        (48,795)
  Inventory ...............................................           --          1,275
  Prepaid expenses and other assets .......................          926         (8,627)
 Increase (decrease) in, net of effects from
  acquisitions:
  Accounts payable and accrued expenses ...................       20,845         (2,212)
                                                              ----------     ----------
  Net cash provided by (used in) operating activities .....      (10,903)      (107,077)
                                                              ----------     ----------
Cash flows from investing activities:
 Purchases of property and equipment ......................           --       (143,731)
 Change in restricted cash ................................      (82,840)       (11,853)
 Intercompany receivable ..................................      (96,907)        98,790
 Equity investment in subsidiary ..........................     (302,777)            --
 Equity investment from parent ............................           --        306,777
 Repayment (issuance) of notes receivable .................           --             --
 Acquisition related costs ................................           --        (37,617)
 Net change in short term investments .....................          300             --
                                                              ----------     ----------
  Net cash provided by (used in) investing activities .....     (482,224)       212,366
                                                              ----------     ----------
Cash flows from financing activities:
 Proceeds from issuance of senior notes ...................      384,046             --
 Capital contributions ....................................           --          9,665
 Borrowings under senior secured debt .....................           --        253,000
 Repayments of borrowings under senior
  secured debt ............................................           --       (289,421)
 Debt issuance cost .......................................       (2,381)       (14,122)
 Payments on capital leases ...............................           --           (349)
                                                              ----------     ----------
   Net cash provided by (used in) financing
   activities .............................................      381,665        (41,277)
                                                              ----------     ----------
  Net increase (decrease) in cash and cash
   equivalents ............................................     (111,462)        64,062
Cash and cash equivalents at beginning of period ..........      114,003         23,054
                                                              ----------     ----------
Cash and cash equivalents at end of period ................   $    2,541     $   87,116
                                                              ==========     ==========



                                                             NON-GUARANTOR
                                                              SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                                            -------------- -------------- -------------
Cash flows from operating activities:
Net income (loss) .........................................    $  2,420     $    85,128    $ (147,423)
Adjustments to reconcile net income (loss) to net cash
 provided by (used in) operating activities:
 Equity in loss of subsidiaries ...........................          --         (85,128)           --
 Non-cash compensation expense ............................          --              --          (916)
 Non-cash interest on derivatives .........................          --              --           656
 Provision for bad debt ...................................          --              --        17,490
 Depreciation and amortization of property and
  equipment ...............................................          --              --        45,963
 Amortization of goodwill and intangibles .................          --              --        48,759
 Amortization of financing costs included in interest
  expense .................................................          --              --         3,274
 Amortization of discounted interest ......................          --              --           165
 Loss on debt extinguishment ..............................          --              --         5,472
 Deferred tax benefit .....................................          --              --       (80,441)
 Interest accreted on discount note .......................          --              --        27,927
 Loss from asset disposition ..............................          --              --           102
 (Increase) decrease in, net of effects from
  acquisitions:
  Receivables .............................................         900              --       (47,895)
  Inventory ...............................................          --              --         1,275
  Prepaid expenses and other assets .......................       1,046              --        (6,655)
 Increase (decrease) in, net of effects from
  acquisitions:
  Accounts payable and accrued expenses ...................         (39)             --        18,594
                                                               --------     -----------    ----------
  Net cash provided by (used in) operating activities .....       4,327              --      (113,653)
                                                               --------     -----------    ----------
Cash flows from investing activities:
 Purchases of property and equipment ......................          --              --      (143,731)
 Change in restricted cash ................................          --              --       (94,693)
 Intercompany receivable ..................................      (1,883)             --            --
 Equity investment in subsidiary ..........................      (4,000)        306,777            --
 Equity investment from parent ............................          --        (306,777)           --
 Repayment (issuance) of notes receivable .................      11,860              --        11,860
 Acquisition related costs ................................          --              --       (37,617)
 Net change in short term investments .....................          --              --           300
                                                               --------     -----------    ----------
  Net cash provided by (used in) investing activities .....       5,977              --      (263,881)
                                                               --------     -----------    ----------
Cash flows from financing activities:
 Proceeds from issuance of senior notes ...................          --              --       384,046
 Capital contributions ....................................          --              --         9,665
 Borrowings under senior secured debt .....................          --              --       253,000
 Repayments of borrowings under senior
  secured debt ............................................          --              --      (289,421)
 Debt issuance cost .......................................          --              --       (16,503)
 Payments on capital leases ...............................          --              --          (349)
                                                               --------     -----------    ----------
   Net cash provided by (used in) financing
   activities .............................................          --              --       340,438
                                                               --------     -----------    ----------
  Net increase (decrease) in cash and cash
   equivalents ............................................      10,304              --       (37,096)
Cash and cash equivalents at beginning of period ..........       4,711              --       141,768
                                                               --------     -----------    ----------
Cash and cash equivalents at end of period ................    $ 15,015     $        --    $  104,672
                                                               ========     ===========    ==========


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2000
(Dollars in thousands)

                                                                GUARANTOR    NON-GUARANTOR
                                                   ISSUER     SUBSIDIARIES    SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                               ------------- -------------- -------------- -------------- -------------
Revenues:
 Subscriber revenues .........................   $      --     $  56,154        $   --         $    --      $  56,154
 Roaming revenues ............................          --        17,346            --              --         17,346
                                                 ---------     ---------        ------         -------      ---------
  Service revenues ...........................          --        73,500            --              --         73,500
 Product sales ...............................          --         9,201            --              --          9,201
                                                 ---------     ---------        ------         -------      ---------
  Total revenue ..............................          --        82,701            --              --         82,701
Costs and expenses:
 Cost of services and operations .............          --        55,701            --              --         55,701
 Cost of products sold .......................          --        20,524            --              --         20,524
 Selling and marketing .......................          --        45,407            --              --         45,407
 General and administrative expenses .........       1,050         8,449            39              --          9,538
 Depreciation and amortization ...............          --        12,530            --              --         12,530
 Terminated merger and acquisition costs .....       2,247            --            --              --          2,247
 Non-cash compensation .......................          --         5,651            --              --          5,651
                                                 ---------     ---------        ------         -------      ---------
  Loss from operations .......................      (3,297)      (65,561)          (39)             --        (68,897)
Equity in loss of subsidiaries ...............     (62,823)           --            --          62,823             --
Interest and other income ....................       8,488         4,050         1,945              --         14,483
Interest expense .............................     (22,557)       (3,218)           --              --        (25,775)
                                                 ---------     ---------        ------         -------      ---------
 Income (loss) before income taxes ...........     (80,189)      (64,729)        1,906          62,823        (80,189)
Income taxes .................................          --            --            --              --             --
                                                 ---------     ---------        ------         -------      ---------
 Net income (loss) ...........................   $ (80,189)    $ (64,729)       $1,906         $62,823      $ (80,189)
                                                 =========     =========        ======         =======      =========



--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2000
(Dollars in thousands)

                                                                             GUARANTOR
                                                                ISSUER     SUBSIDIARIES
                                                            ------------- --------------
Cash flows from operating activities:
Net income (loss) .........................................  $  (80,189)    $  (64,729)
Adjustments to reconcile net income (loss) to net cash
 provided by (used in) operating activities:
 Equity in loss of subsidiaries ...........................      62,823             --
 Non-cash compensation expense ............................          --          5,651
 Provision for bad debt ...................................          --          1,107
 Depreciation and amortization of property and
  equipment ...............................................          --         12,530
 Amortization of financing costs included in interest
  expense .................................................         373          1,291
 Interest accreted on discount note .......................      22,184            868
 Loss from asset disposition ..............................          --             81
 (Increase) decrease in:
  Receivables .............................................          --        (13,278)
  Inventory ...............................................          --          3,024
  Prepaid expenses and other assets .......................        (179)        (3,071)
 Increase in:
  Accounts payable and accrued expenses ...................         566         21,731
                                                             ----------     ----------
  Net cash provided by (used in) operating
   activities .............................................       5,578        (34,795)
                                                             ----------     ----------
Cash flows from investing activities:
 Purchases of property and equipment ......................          --       (136,904)
 Change in restricted cash ................................          --            518
 Intercompany receivable ..................................     (47,239)        (4,338)
 Equity investment in subsidiary ..........................    (214,590)            --
 Equity investment from parent ............................          --        214,590
 Issuance of notes receivable .............................          --             --
 Acquisition related costs ................................      (3,156)            --
 Net change in short term investments .....................      (1,600)            --
 Repayment of note receivable from officer ................          --            100
 Purchase of minority interest in subsidiary ..............          --           (255)
                                                             ----------     ----------
  Net cash provided by (used in) investing activities .....    (266,585)        73,711
                                                             ----------     ----------
Cash flows from financing activities:
 Equity offering proceeds .................................     208,589             --
 Equity offering costs ....................................     (14,802)         1,203
 Proceeds from issuance of senior discounts notes .........     187,096             --
 Borrowings under senior secured debt .....................          --         57,758
 Repayments of borrowings under senior
  secured debt ............................................          --        (76,239)
 Debt issuance cost .......................................      (6,581)        (4,182)
 Stock options exercised ..................................         708             --
 Payments on capital leases ...............................          --            (31)
 Interest rate cap premiums ...............................          --            (27)
                                                             ----------     ----------
  Net cash provided by (used in) financing
   activities .............................................     375,010        (21,518)
                                                             ----------     ----------
  Net increase in cash and cash equivalents ...............     114,003         17,398
Cash and cash equivalents at beginning of period ..........          --          5,656
                                                             ----------     ----------
Cash and cash equivalents at end of period ................  $  114,003     $   23,054
                                                             ==========     ==========



                                                             NON-GUARANTOR
                                                              SUBSIDIARY    ELIMINATIONS   CONSOLIDATED
                                                            -------------- -------------- -------------
Cash flows from operating activities:
Net income (loss) .........................................   $   1,906     $    62,823    $  (80,189)
Adjustments to reconcile net income (loss) to net cash
 provided by (used in) operating activities:
 Equity in loss of subsidiaries ...........................          --         (62,823)           --
 Non-cash compensation expense ............................          --              --         5,651
 Provision for bad debt ...................................          --              --         1,107
 Depreciation and amortization of property and
  equipment ...............................................          --              --        12,530
 Amortization of financing costs included in interest
  expense .................................................          --              --         1,664
 Interest accreted on discount note .......................          --              --        23,052
 Loss from asset disposition ..............................          --              --            81
 (Increase) decrease in:
  Receivables .............................................        (900)             --       (14,178)
  Inventory ...............................................          --              --         3,024
  Prepaid expenses and other assets .......................      (1,046)             --        (4,296)
 Increase in:
  Accounts payable and accrued expenses ...................          39              --        22,336
                                                              ---------     -----------    ----------
  Net cash provided by (used in) operating
   activities .............................................          (1)             --       (29,218)
                                                              ---------     -----------    ----------
Cash flows from investing activities:
 Purchases of property and equipment ......................          --              --      (136,904)
 Change in restricted cash ................................          --              --           518
 Intercompany receivable ..................................      51,577              --            --
 Equity investment in subsidiary ..........................          --         214,590            --
 Equity investment from parent ............................          --        (214,590)           --
 Issuance of notes receivable .............................     (46,865)             --       (46,865)
 Acquisition related costs ................................          --              --        (3,156)
 Net change in short term investments .....................          --              --        (1,600)
 Repayment of note receivable from officer ................          --              --           100
 Purchase of minority interest in subsidiary ..............          --              --          (255)
                                                              ---------     -----------    ----------
  Net cash provided by (used in) investing activities .....       4,712              --      (188,162)
                                                              ---------     -----------    ----------
Cash flows from financing activities:
 Equity offering proceeds .................................          --              --       208,589
 Equity offering costs ....................................          --              --       (13,599)
 Proceeds from issuance of senior discounts notes .........          --              --       187,096
 Borrowings under senior secured debt .....................          --              --        57,758
 Repayments of borrowings under senior
  secured debt ............................................          --              --       (76,239)
 Debt issuance cost .......................................          --              --       (10,763)
 Stock options exercised ..................................          --              --           708
 Payments on capital leases ...............................          --              --           (31)
 Interest rate cap premiums ...............................          --              --           (27)
                                                              ---------     -----------    ----------
  Net cash provided by (used in) financing
   activities .............................................          --              --       353,492
                                                              ---------     -----------    ----------
  Net increase in cash and cash equivalents ...............       4,711              --       136,112
Cash and cash equivalents at beginning of period ..........          --              --         5,656
                                                              ---------     -----------    ----------
Cash and cash equivalents at end of period ................   $   4,711     $        --    $  141,768
                                                              =========     ===========    ==========



--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

20. SUBSEQUENT EVENT AS OF SEPTEMBER 3, 2003

In an effort to proactively manage its capital structure and align it with recent operating trends in the wireless telecommunications sector, the Company's Board of Directors authorized management, on August 29, 2003, to pursue an offer to exchange (the "Exchange Offer" or "Out-of-Court Alternative"):

o 11.0% Senior Notes due 2011 and Units (each to consist of One Share of Preferred Stock and 73.61 Contingent Value Rights, collectively defined as "Units") for all of the Company's 12.5% Senior Notes due 2011 (CUSIP No. 011588AB6, stated value of $250,000 as of December 31, 2002) and 13.625%
    Senior Notes due 2011 (CUSIP No. 011588AD2, stated value of $150,000 as of December 31, 2002),

o 12.0% Senior Discount Notes due 2011 and Units for all of the Company's 12.875% Senior Discount Notes due 2010 (CUSIP No. 011593AA8, stated value of $268,862 as of December 31, 2002).

The Exchange Offer is subject to certain minimum Tender and Consent Conditions including (i) the exchange of at least 97% of the outstanding aggregate principal amount of the existing notes subject to the exchange offer, (ii) the receipt of the requisite consents eliminating substantially all of the covenants in the existing indentures and execution of supplemental indentures implementing such amendments, (iii) the execution of an amendment to the Senior Secured Credit Facility modifying certain restrictive covenants and (iv) the execution of definitive amendments to certain agreements with Sprint PCS. In the event that the terms of the restructuring transactions outlined above are not acceptable to enough holders of the existing Notes to satisfy the minimum Tender Condition, the Company may seek to forego the Exchange Offer and instead accomplish the above restructuring transactions by means of a prepackaged plan of reorganization pursuant to Chapter 11 of the United States Bankruptcy Code (the "Prepackaged Plan").

The consummation of the exchange transaction under the Out-of-Court Alternative is expected to result in an ownership change under the provisions of Section 382 of the Internal Revenue Code. Accordingly, the Company would be subject to an annual limitation on the use of net operating losses generated prior to the ownership change. Based on this limitation, and excluding potential built-in gains that may be realized after the consummation of the Exchange Offer, management has estimated that approximately $190 million in net operating losses would expire unused. Additionally, as a result of the exchange transaction, the Company may not receive a tax deduction for all interest that had been accreted on the old senior discount notes that are being settled in the exchange transaction. The non-cash interest accreted on these notes had been reflected as a deferred tax asset in the Company's historical financial statements. As a result of these two items, management has estimated that the Out-of-Court Alternative would require the establishment of a valuation allowance against the Company's existing deferred tax assets of approximately $73 million in 2003.

Although management expects the restructuring transactions to be effected either through the Exchange Offer or the Prepackaged Plan, there can be no assurance that these alternatives will be successful. In the event the Company is not able to adjust its capital structure through a financial restructuring, there is a risk that the Company's capital structure cannot continue to be supported by the Company's operations and financial performance in the future. The Company's funding status is dependent on a number of factors influencing projections of operating cash flows, including those related to subscriber growth, ARPU, churn and CPGA. Should actual results differ significantly from these assumptions, the Company's liquidity position could be adversely affected and the Company could be in a position that would require it to raise additional capital which may or may not be available on terms acceptable to the Company, if at all, and could have a material adverse effect on the Company's ability to achieve its intended business objectives.

Since inception, the Company has financed its operations through capital contributions from owners, through debt financing and through proceeds generated from public offerings of common stock. The Company has incurred substantial net losses and negative cash flow from operations since inception. Expenses are expected to exceed revenues until the Company establishes a sufficient subscriber base. Management expects operating losses to continue for the foreseeable future. However, management expects operating losses to decrease in the future as the Company obtains more subscribers.

In addition, the Company has adopted, on January 1, 2003, the provisions of SFAS No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002." As a result, and as required by the statement, the Company has reclassified the extinguishment


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS  (CONTINUED)

of debt, previously reported as an extraordinary item in the year ended December 31, 2001, as a component of its Loss Before Income Tax Benefit.


21. SUBSEQUENT EVENT AS OF NOVEMBER 10, 2003

On November 10, 2003, the Company successfully completed the exchange offer for approximately 97% of its outstanding 12 1/2% senior notes due 2011, 13 5/8% senior notes due 2011 and 12 7/8% senior discount notes due 2010, as described in Note 20. In the exchange offer, the Company issued approximately $250.8 million aggregate principal amount of its 11% senior notes due 2010, $190.8 million aggregate original issue amount of its 12% senior discount notes due 2009 and issued 679,495 shares of Alamosa Holdings' Series B Preferred Stock.

Management believes that the Company will have an "ownership change" as that term is defined under Internal Revenue Code Section 382 as a result of the exchange transaction; however, due to recent guidance issued by the Treasury Department, management believes that IRC Section 382 will not have a material impact on the financial statements of the Company. Additionally, as a result of the exchange transaction, the Company may not receive a tax deduction for all interest that had been accreted on the old senior discount notes that are being settled in the exchange transaction. The interest accreted on these notes had been reflected as a deferred tax asset in the Company's historical financial statements. Management has estimated this will require the establishment of a valuation allowance against the Company's existing deferred tax assets of approximately $12 million in 2003.



--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
                 REPORT OF INDEPENDENT AUDITORS ON CONSOLIDATED
                          FINANCIAL STATEMENT SCHEDULE

TO THE BOARD OF DIRECTORS AND STOCKHOLDER OF ALAMOSA (DELAWARE), INC.:

Our audits of the consolidated financial statements referred to in our report dated February 21, 2003, except for Note 20, which is as of September 3, 2003, and Note 21, which is as of December 29, 2003, appearing in this Form 8-K also included an audit of the consolidated financial statement schedule included in this Form 8-K. In our opinion, this consolidated financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.


PricewaterhouseCoopers LLP


Dallas, Texas
February 21, 2003


--------------------------------------------------------------------------------

ALAMOSA (DELAWARE), INC.
--------------------------------------------------------------------------------
SCHEDULE II


                 CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS

For the Period December 31, 2000 Through
December 31, 2002 (In Thousands)

                                                             ADDITIONS     ADDITIONS
                                              BALANCE AT    CHARGED TO     CHARGED TO
                                             BEGINNING OF    COSTS AND       OTHER                           BALANCE AT
               CLASSIFICATION                   PERIOD       EXPENSES       ACCOUNTS        DEDUCTIONS      END OF PERIOD
------------------------------------------- -------------- ------------ --------------- ------------------ --------------
December 31, 2000
 Allowance for doubtful accounts ..........     $   162       $ 1,341      $     --        $       --          $ 1,503
 Deferred tax valuation allowance .........          --        26,985            --                --           26,985
December 31, 2001
 Allowance for doubtful accounts ..........     $ 1,503       $17,490      $  1,213(1)     $  (14,314)         $ 5,892
 Deferred tax valuation allowance .........      26,985            --         2,313(2)        (29,298)(3)           --
December 31, 2002
 Allowance for doubtful accounts ..........     $ 5,892       $40,285      $     --        $  (37,726)         $ 8,451
 Deferred tax valuation allowance .........          --            --            --                --               --

This schedule should be read in conjunction with the Company's audited consolidated financial statements and related notes thereto that appear in this Form 8-K.

(1) For the year ended December 31, 2001, amount represents allowance for doubtful accounts recorded in connection with acquisitions accounted for under the purchase method of accounting.

(2) Addition represents increase in valuation allowance due to the increase in the effective tax rate applied to deferred tax items.

(3) This amount represents the reversal of the valuation allowance recorded by the Company against goodwill as a result of the business combinations with Roberts, WOW and Southwest (see Note 4).


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